                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                                  Registration No. 333-130789-04

[BEAR STEARNS LOGO OMITTED]                        [Morgan Stanley LOGO OMITTED]

                                   ----------
                                      PWR15
                                   ----------

                                 $2,487,796,000
                                  (APPROXIMATE)

          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR15

                                AS ISSUING ENTITY

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

                                  AS DEPOSITOR

                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
                      PRINCIPAL COMMERCIAL FUNDING II, LLC
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                        NATIONWIDE LIFE INSURANCE COMPANY
                        PRINCIPAL COMMERCIAL FUNDING, LLC

                      AS SPONSORS AND MORTGAGE LOAN SELLERS

                                   ----------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR15

                                   ----------

                                FEBRUARY 23, 2007

BEAR, STEARNS & CO. INC.                                          MORGAN STANLEY

CO-LEAD BOOKRUNNING MANAGER                          CO-LEAD BOOKRUNNING MANAGER

--------------------------------------------------------------------------------
                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-803-9204. This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.
--------------------------------------------------------------------------------

                          $2,487,796,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR15
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR15

TRANSACTION FEATURES

o    Sellers:

                                           NO. OF     NO. OF      CUT-OFF DATE     % OF
            SELLERS                         LOANS   PROPERTIES     BALANCE ($)     POOL
----------------------------------------------------------------------------------------

Bear Stearns Commercial Mortgage, Inc.        44         54         983,554,804    35.0%
Prudential Mortgage Capital Funding, LLC      36         57         623,581,634    22.2%
Principal Commercial Funding II, LLC          45         47         548,985,047    19.6%
Wells Fargo Bank, National Association        65         81         368,493,136    13.1%
Nationwide Life Insurance Company             13         13         178,240,350     6.3%
Principal Commercial Funding, LLC              3          3         104,250,000     3.7%
---------------------------------------------------------------------------------------
TOTAL:                                       206        255      $2,807,104,971   100.0%
=======================================================================================

o    Loan Pool:

     o    Average Cut-off Date Balance: $13,626,723

     o    Largest mortgage loan by Cut-off Date Balance: $345,000,000

     o    Five largest and ten largest mortgage loans: 27.8% and 39.7% pool, respectively

o    Credit Statistics:

     o    Weighted average underwritten debt service coverage ratio of 1.50x;
          weighted average debt service coverage ratio after IO period of 1.40x

     o    Weighted average cut-off date loan-to-value ratio of 68.6%; weighted average balloon loan-to-value ratio of 63.9%

o    Property Types

                               [PIE CHART OMITTED]

Manufactured Housing
   Community            1.1%
Office                 25.3%
Retail                 24.0%
Other                  13.2%
Hospitality            10.2%
Industrial             10.0%
Multifamily             9.2%
Mixed Use               5.5%
Self Storage            1.6%

*    "Other" includes Design Center, Leased Fee and Land property types.

o    Call Protection:

     o    61.6% of the pool (127 loans) has a lockout period ranging from 24 to
          35 payments from origination, then defeasance provisions.

     o    19.2% of the pool (38 loans) has a lockout period ranging from 11 to
          60 payments from origination, then the greater of a prepayment premium or yield maintenance.

     o    7.6% of the pool (4 loans) have no lockout period, and permit the greater of a prepayment premium or yield maintenance followed by either defeasance or the greater of a prepayment premium or yield maintenance

     o    4.8% of the pool (22 loans) have a lockout period ranging from 24 to
          35 payments from origination, then either defeasance or the greater of a prepayment premium or yield maintenance.

     o    3.6% of the pool (14 loans) have no lockout period, and permit the greater of a prepayment premium or yield maintenance.

     o    3.1% of the pool (1 loan) has a lockout period of 36 payments from origination, then the greater of a prepayment premium or yield maintenance for the next 8 payments and then permits defeasance.

     Please refer to Appendix B of the Free Writing Prospectus for further description of individual loan call protection.

o    Bond Information: Cash flows are expected to be modeled by TREPP and INTEX and are expected to be available on BLOOMBERG.

                          $2,487,796,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR15
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR15

OFFERED CERTIFICATES

               INITIAL                                         WEIGHTED                      ASSUMED FINAL  APPROXIMATE INITIAL
             CERTIFICATE   SUBORDINATION      RATINGS          AVERAGE         PRINCIPAL      DISTRIBUTION     PASS-THROUGH
  CLASS     BALANCE(1)(2)    LEVELS(3)    (MOODY'S / S&P)  LIFE (YRS.)(4)  WINDOW (MOS.)(4)      DATE(4)           RATE(5)
-------------------------------------------------------------------------------------------------------------------------------

   A-1     $   85,700,000      30.000%        Aaa/AAA           3.39              1 - 59        2/11/12
   A-2     $  254,000,000      30.000%        Aaa/AAA           4.92             59 - 60        3/11/12
   A-3     $   71,800,000      30.000%        Aaa/AAA           6.80             81 - 83        2/11/14
   A-AB    $  101,500,000      30.000%        Aaa/AAA           7.28            60 - 112        7/11/16
   A-4     $1,145,216,000      30.000%        Aaa/AAA           9.71           112 - 119        2/11/17
   A-1A    $  306,757,000      30.000%        Aaa/AAA           8.96             1 - 119        2/11/17
   A-M     $  280,710,000      20.000%        Aaa/AAA           9.87           119 - 119        2/11/17
   A-J     $  242,113,000      11.375%        Aaa/AAA           9.87           119 - 120        3/11/17

PRIVATE CERTIFICATES (6)

               INITIAL
             CERTIFICATE
             BALANCE OR                                       WEIGHTED                       ASSUMED FINAL  APPROXIMATE INITIAL
              NOTIONAL     SUBORDINATION       RATINGS         AVERAGE         PRINCIPAL      DISTRIBUTION     PASS-THROUGH
  CLASS     AMOUNT(1)(7)      LEVELS      (MOODY'S / S&P)  LIFE (YRS.)(4)  WINDOW (MOS.)(4)     DATE(4)           RATE(5)
-------------------------------------------------------------------------------------------------------------------------------

    X      $2,807,104,970         --          Aaa/AAA              --                 --             --
    B      $   52,633,000      9.500%          Aa2/AA            9.95          120 - 120        3/11/17
    C      $   28,072,000      8.500%         Aa3/AA-            9.95          120 - 120        3/11/17
    D      $   38,597,000      7.125%           A2/A             9.95          120 - 120        3/11/17
    E      $   28,071,000      6.125%          A3/A-             9.95          120 - 120        3/11/17
    F      $   38,598,000      4.750%        Baa1/BBB+           9.95          120 - 120        3/11/17
    G      $   28,071,000      3.750%         Baa2/BBB           9.95          120 - 120        3/11/17
    H      $   28,071,000      2.750%        Baa3/BBB-          10.09          120 - 143        2/11/19
    J      $   10,527,000      2.375%         Ba1/BB+           11.87          143 - 143        2/11/19
    K      $    7,017,000      2.125%          Ba2/BB           11.87          143 - 143        2/11/19
    L      $   10,527,000      1.750%         Ba3/BB-           11.87          143 - 143        2/11/19
    M      $    3,509,000      1.625%          B1/B+            11.87          143 - 143        2/11/19
    N      $    7,018,000      1.375%           B2/B            11.87          143 - 143        2/11/19
    O      $    7,018,000      1.125%          B3/B-            11.87          143 - 143        2/11/19
    P      $   31,579,970      0.000%          NR/NR            13.50          143 - 240        3/11/27

Notes:    (1)  Subject to a permitted variance of plus or minus 5%.

          (2)  For purposes of making distributions to the Class A-1, Class A-2,
               Class A-3, Class A-AB, Class A-4 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 170 mortgage loans, representing approximately 89.1%
               of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan Group 2 will consist of 36 mortgage loans, representing approximately 10.9% of the aggregate
               principal balance of the pool of mortgage loans as of the cut-off date. Loan Group 2 will include approximately 100.0% of the aggregate principal balance of all the mortgage loans secured by multifamily properties and manufactured housing community
               properties. Additionally, loan group 2 includes 3 mortgage loans, of which 2 loans are secured by mixed use properties and one loan which is secured by 4 different properties of which only one is a mixed use property. These 3 mortgage loans represent 0.6% of the initial mortgage pool balance and 5.5% of the initial loan group
               2 balance. Generally, the Class A-1, Class A-2, Class A-3, Class
               A-AB and Class A-4 certificates will be entitled to receive only distributions of principal collected or advanced in respect of mortgage loans in Loan Group 1 until the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will be entitled to receive only distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2 until the certificate principal balances of the Class A-1, Class A-2, Class A-3, Class A-AB and
               Class A-4 certificates have been reduced to zero. However, after any distribution date on which the certificate principal balances of the Class A-M and Class A-J through Class P certificates have been reduced to zero, distributions of principal collected or advanced in respect of the entire pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB,
               Class A-4 and Class A-1A certificates, pro rata.

          (3)  The percentages indicated under the column "Subordination Levels"
               with respect to the Class A-1, Class A-2, Class A-3, Class A-AB,
               Class A-4 and Class A-1A certificates represent the approximate subordination levels for the Class A-1, Class A-2, Class A-3,
               Class A-AB, Class A-4 and Class A-1A certificates in the
               aggregate.

          (4)  Based on the structuring assumptions, assuming 0% CPR, described in the Free Writing Prospectus dated February 26, 2007, to accompany the Prospectus dated September 13, 2006 (the "Free
               Writing Prospectus").

          (5)  The Class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E,
               F, G, H, J, K, L, M, N, O and P certificates will each accrue interest at one of the following: (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate, (iii) a rate equal to the weighted average net mortgage rate or (iv) a rate equal to the weighted average net mortgage rate less a specified percentage. The Class X certificates will accrue interest at a variable rate.

          (6)  To be offered privately pursuant to Rule 144A.

          (7)  The Class X Notional Amount is equal to the sum of all certificate balances outstanding from time to time.

                          $2,487,796,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR15
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR15

I. ISSUE CHARACTERISTICS

   Issue Type:                     Public: Classes A-1, A-2, A-3, A-AB, A-4,
                                   A-1A, A-M and A-J (the "Offered
                                   Certificates"). Private (Rule 144A): Classes
                                   X, B, C, D, E, F, G, H, J, K, L, M, N, O and
                                   P.

   Securities Offered:             $2,487,796,000 monthly pay, multi-class,
                                   commercial mortgage REMIC Pass-Through
                                   Certificates, including eight principal and
                                   interest classes (Classes A-1, A-2, A-3,
                                   A-AB, A-4, A-1A, A-M and A-J).

   Mortgage Loan Sellers:          Bear Stearns Commercial Mortgage, Inc.
                                   ("BSCMI"); Prudential Mortgage Capital
                                   Funding, LLC ("PMCF"); Principal Commercial
                                   Funding II, LLC ("PCF II"); Wells Fargo Bank,
                                   National Association ("WFB"); Nationwide Life
                                   Insurance Company ("NLIC"); and Principal
                                   Commercial Funding, LLC ("PCF").

   Co-lead Bookrunning Managers:   Bear, Stearns & Co. Inc. and Morgan Stanley &
                                   Co. Incorporated

   Master Servicers:               Wells Fargo Bank, National Association (with
                                   respect to the mortgage loans sold by WFB,
                                   PCF II, BSCMI, NLIC, and PCF) and Prudential
                                   Asset Resources, Inc. (with respect to the
                                   mortgage loans sold by PMCF).

   Primary Servicers:              Principal Global Investors, LLC (with respect
                                   to the mortgage loans sold by PCF and PCF II)
                                   and Nationwide Life Insurance Company (with
                                   respect to the mortgage loans sold by NLIC).

   Special Servicers:              ARCap Servicing, Inc. (with respect to all
                                   loans except the AMB-SGP, L.P. Portfolio Loan
                                   and the Sheraton Universal Hotel Loan) and
                                   Prudential Asset Resources, Inc. (with
                                   respect to the AMB-SGP, L.P. Portfolio Loan
                                   and the Sheraton Universal Hotel Loan).

   Certificate Administrator:      Wells Fargo Bank, National Association

   Trustee:                        LaSalle Bank National Association

   Cut-Off Date: (1)               March 1, 2007

   Expected Closing Date:          On or about March 29, 2007

   Distribution Dates:             The 11th of each month (or if the 11th is not
                                   a business day, the next succeeding business
                                   day), commencing in April 2007.

   Minimum Denominations:          $25,000 for the Class A-1, A-2, A-3, A-AB,
                                   A-4, A-1A, A-M and A-J Certificates; with
                                   investments in excess of the minimum
                                   denominations made in multiples of $1.

   Delivery:                       DTC, Euroclear and Clearstream.

   ERISA/SMMEA Status:             Classes A-1, A-2, A-3, A-AB, A-4, A-1A, A-M
                                   and A-J are expected to be ERISA eligible. No
                                   Class of Certificates is SMMEA eligible.

   Rating Agencies:                The Offered Certificates will be rated by
                                   Moody's Investor Services, Inc. and Standard
                                   & Poor's Ratings Services, a division of The
                                   McGraw-Hill Companies, Inc.

   Risk Factors:                   THE CERTIFICATES INVOLVE CERTAIN RISKS AND
                                   MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE
                                   THE "RISK FACTORS" SECTION OF THE FREE
                                   WRITING PROSPECTUS AND THE "RISK FACTORS"
                                   SECTION OF THE PROSPECTUS.

(1)  The cut-off date with respect to each pooled mortgage loan is the due date for the monthly debt service payment that is due in March 2007 (or, in the case of any mortgage loan that has its first due date after March 2007, the later of the date of origination of such pooled mortgage loan and the date that would have been its due date in March 2007 under the terms of such mortgage loan if a monthly payment were scheduled to be due in such month).

                          $2,487,796,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR15
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR15

II. COLLATERAL CHARACTERISTICS - ENTIRE POOL

CUT-OFF DATE BALANCE ($)

                                                  NO. OF      AGGREGATE
                                                 MORTGAGE    CUT-OFF DATE   % OF
                                                  LOANS       BALANCE ($)   POOL
--------------------------------------------------------------------------------
719,974 - 2,000,000                                 12         15,661,129    0.6
2,000,001 - 3,000,000                               36         92,450,546    3.3
3,000,001 - 5,000,000                               43        168,270,104    6.0
5,000,001 - 7,000,000                               29        175,203,375    6.2
7,000,001 - 9,000,000                               21        163,825,640    5.8
9,000,001 - 11,000,000                              11        112,500,530    4.0
11,000,001 - 13,000,000                              6         71,184,527    2.5
13,000,001 - 15,000,000                              5         69,361,547    2.5
15,000,001 - 17,000,000                              9        144,725,000    5.2
17,000,001 - 19,000,000                              5         90,420,000    3.2
19,000,001 - 21,000,000                              3         60,400,000    2.2
21,000,001 - 31,000,000                              9        234,252,574    8.3
31,000,001 - 61,000,000                             10        466,350,000   16.6
61,000,001 - 80,000,000                              1         77,500,000    2.8
80,000,001 - 345,000,000                             6        865,000,000   30.8
--------------------------------------------------------------------------------
TOTAL:                                             206      2,807,104,971  100.0
================================================================================

Min: 719,974   Max: 345,000,000   Average: 13,626,723

STATE

                                                NO. OF       AGGREGATE
                                               MORTGAGED    CUT-OFF DATE    % OF
                                              PROPERTIES     BALANCE ($)    POOL
--------------------------------------------------------------------------------
New Jersey                                        19         397,881,258    14.2
Nevada                                             3         353,181,626    12.6
California                                        35         296,378,756    10.6
   Southern California                            24         220,116,307     7.8
   Northern California                            11          76,262,449     2.7
New York                                          25         204,282,532     7.3
Pennsylvania                                      14         192,542,637     6.9
Texas                                             29         170,441,547     6.1
Florida                                            8         128,689,001     4.6
District of Columbia                               4         124,362,690     4.4
Virginia                                           8         102,745,889     3.7
Wisconsin                                          2          91,000,000     3.2
Other                                            108         745,599,035    26.6
--------------------------------------------------------------------------------
TOTAL:                                           255       2,807,104,971   100.0
================================================================================

PROPERTY TYPE

                                                NO. OF       AGGREGATE
                                               MORTGAGED    CUT-OFF DATE    % OF
                                              PROPERTIES     BALANCE ($)    POOL
--------------------------------------------------------------------------------
Office                                            39         709,369,951    25.3
Retail                                           100         673,997,883    24.0
Other                                              5         370,882,571    13.2
Hospitality                                       16         285,916,998    10.2
Industrial                                        34         279,538,895    10.0
Multifamily                                       31         258,157,844     9.2
Mixed Use                                         14         153,651,069     5.5
Self Storage                                      11          43,790,170     1.6
Manufactured Housing Community                     5          31,799,589     1.1
--------------------------------------------------------------------------------
TOTAL:                                           255       2,807,104,971   100.0
================================================================================

MORTGAGE RATE (%)

                                                 NO. OF      AGGREGATE
                                                MORTGAGE    CUT-OFF DATE   % OF
                                                  LOANS      BALANCE ($)   POOL
--------------------------------------------------------------------------------
5.0500 - 5.2500                                      2        16,250,000     0.6
5.2501 - 5.5000                                     13       447,587,170    15.9
5.5001 - 5.7500                                     59       990,841,795    35.3
5.7501 - 6.0000                                     88       768,250,269    27.4
6.0001 - 6.2500                                     34       166,124,434     5.9
6.2501 - 6.5000                                      8       416,455,848    14.8
6.5001 - 6.7500                                      1           846,664     0.0
6.7501 - 7.0800                                      1           748,791     0.0
--------------------------------------------------------------------------------
TOTAL:                                             206     2,807,104,971   100.0
================================================================================

Min: 5.0500   Max: 7.0800   Wtd Avg: 5.781

ORIGINAL TERM TO STATED MATURITY OR ARD (MOS)

                                                 NO. OF      AGGREGATE
                                                MORTGAGE    CUT-OFF DATE    % OF
                                                 LOANS       BALANCE ($)    POOL
--------------------------------------------------------------------------------
60                                                  14       323,061,845    11.5
61 - 84                                              7        74,692,867     2.7
85 - 120                                           175     2,226,895,073    79.3
121 - 180                                            5       170,229,940     6.1
181 - 240                                            5        12,225,246     0.4
--------------------------------------------------------------------------------
TOTAL:                                             206     2,807,104,971   100.0
================================================================================

Min: 60   Max: 240   Wtd Avg: 114

REMAINING TERM TO STATED MATURITY OR ARD (MOS)

                                                 NO. OF      AGGREGATE
                                                MORTGAGE    CUT-OFF DATE    % OF
                                                 LOANS       BALANCE ($)    POOL
--------------------------------------------------------------------------------
57 - 60                                             14       323,061,845    11.5
61 - 84                                              7        74,692,867     2.7
85 - 120                                           176     2,314,895,073    82.5
121 - 240                                            9        94,455,186     3.4
--------------------------------------------------------------------------------
TOTAL:                                             206     2,807,104,971   100.0
================================================================================

Min: 57   Max: 240   Wtd Avg: 112

ORIGINAL AMORTIZATION TERM (MOS)

                                                 NO. OF      AGGREGATE
                                                MORTGAGE    CUT-OFF DATE    % OF
                                                 LOANS       BALANCE ($)    POOL
--------------------------------------------------------------------------------
Interest Only                                       28     1,101,320,000    39.2
120                                                  1         1,185,008     0.0
121 - 180                                            4        19,428,367     0.7
181 - 240                                            7        31,325,246     1.1
241 - 360                                          165     1,641,859,328    58.5
420                                                  1        11,987,022     0.4
--------------------------------------------------------------------------------
TOTAL:                                             206     2,807,104,971   100.0
================================================================================

Non Zero Min: 120   Max: 420   Non Zero Wtd Avg: 347

REMAINING AMORTIZATION TERM (MOS)

                                                 NO. OF      AGGREGATE
                                                MORTGAGE    CUT-OFF DATE    % OF
                                                 LOANS       BALANCE ($)    POOL
--------------------------------------------------------------------------------
Interest Only                                       28     1,101,320,000    39.2
118 - 120                                            1         1,185,008     0.0
121 - 180                                            4        19,428,367     0.7
181 - 240                                            7        31,325,246     1.1
241 - 360                                          165     1,641,859,328    58.5
361 - 419                                            1        11,987,022     0.4
--------------------------------------------------------------------------------
TOTAL:                                             206     2,807,104,971   100.0
================================================================================

Non Zero Min: 118   Max: 419   Non Zero Wtd Avg: 347

DEBT SERVICE COVERAGE RATIO POST IO PERIOD (x)

                                                 NO. OF      AGGREGATE
                                                MORTGAGE    CUT-OFF DATE    % OF
                                                 LOANS      BALANCE ($)     POOL
--------------------------------------------------------------------------------
1.05 - 1.20                                         49       629,885,513    22.4
1.21 - 1.30                                         65       557,791,948    19.9
1.31 - 1.40                                         30       347,346,078    12.4
1.41 - 1.50                                         27       623,310,205    22.2
1.51 - 1.60                                         11       346,146,626    12.3
1.61 - 1.70                                          8        44,632,692     1.6
1.71 - 1.80                                          2        21,970,518     0.8
1.81 - 1.90                                          4        36,494,352     1.3
1.91 - 2.00                                          1       160,000,000     5.7
2.01 - 2.10                                          3         6,087,573     0.2
2.31 - 2.50                                          2        10,750,000     0.4
2.51 - 2.96                                          4        22,689,466     0.8
--------------------------------------------------------------------------------
TOTAL:                                             206     2,807,104,971   100.0
================================================================================

Min: 1.05   Max: 2.96   Wtd Avg: 1.40

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

                                                 NO. OF      AGGREGATE
                                                MORTGAGE    CUT-OFF DATE    % OF
                                                 LOANS       BALANCE ($)    POOL
--------------------------------------------------------------------------------
18.9 - 40.0                                          4        13,874,474     0.5
40.1 - 45.0                                          5       167,377,474     6.0
45.1 - 50.0                                          6       113,087,692     4.0
50.1 - 55.0                                          9        63,686,008     2.3
55.1 - 60.0                                         19       111,357,322     4.0
60.1 - 65.0                                         21       185,296,180     6.6
65.1 - 70.0                                         28       521,955,428    18.6
70.1 - 75.0                                         41       824,360,556    29.4
75.1 - 80.0                                         72       800,409,836    28.5
80.1 - 80.3                                          1         5,700,000     0.2
--------------------------------------------------------------------------------
TOTAL:                                             206     2,807,104,971   100.0
================================================================================

Min: 18.9   Max: 80.3   Wtd Avg: 68.6

LOAN-TO-VALUE RATIO AT MATURITY OR ARD (%)

                                                 NO. OF      AGGREGATE
                                                MORTGAGE    CUT-OFF DATE    % OF
                                                 LOANS       BALANCE ($)    POOL
--------------------------------------------------------------------------------
0.4 - 30.0                                          12        44,808,112     1.6
30.1 - 35.0                                          2         4,286,406     0.2
35.1 - 40.0                                          5       276,066,038     9.8
40.1 - 45.0                                          5        27,812,396     1.0
45.1 - 50.0                                         18        89,612,997     3.2
50.1 - 55.0                                         12        54,321,217     1.9
55.1 - 60.0                                         18       103,320,197     3.7
60.1 - 65.0                                         36       415,526,764    14.8
65.1 - 70.0                                         45       811,495,845    28.9
70.1 - 75.0                                         44       785,235,000    28.0
75.1 - 80.0                                          9       194,620,000     6.9
--------------------------------------------------------------------------------
TOTAL:                                             206     2,807,104,971   100.0
================================================================================

Min: 0.4   Max: 80.0   Wtd Avg: 63.9

DEBT SERVICE COVERAGE RATIOS (x)

                                                 NO. OF       AGGREGATE
                                                MORTGAGE    CUT-OFF DATE    % OF
                                                 LOANS       BALANCE ($)    POOL
--------------------------------------------------------------------------------
1.05 - 1.20                                         13        88,735,513     3.2
1.21 - 1.30                                         38       287,861,948    10.3
1.31 - 1.40                                         44       700,471,078    25.0
1.41 - 1.50                                         53       851,835,205    30.3
1.51 - 1.60                                         23       390,216,626    13.9
1.61 - 1.70                                         11        79,742,692     2.8
1.71 - 1.80                                          5        50,370,518     1.8
1.81 - 1.90                                          2        19,994,352     0.7
1.91 - 2.00                                          2       162,850,000     5.8
2.01 - 2.10                                          6       109,087,573     3.9
2.11 - 2.20                                          1        10,000,000     0.4
2.21 - 2.30                                          1         6,500,000     0.2
2.31 - 2.50                                          3        26,750,000     1.0
2.51 - 2.96                                          4        22,689,466     0.8
--------------------------------------------------------------------------------
TOTAL:                                             206     2,807,104,971   100.0
================================================================================

Min: 1.05   Max: 2.96   Wtd Avg: 1.50

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the
Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Original and
Remaining Term to Stated Maturity tables are based on the anticipated repayment dates for mortgage loans with anticipated repayment dates. The sum of numbers and percentages in columns may not match the "Total" due to rounding. The loan-to-value ratios and debt service coverage ratios with respect to each mortgage loan that has one or more related non-pooled mortgage loans are calculated in a manner that reflects only the indebtedness evidenced by that pooled mortgage loan and any non-pooled pari passu companion loan, without regard to the indebtedness evidenced by any related non-pooled subordinate loans. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for pooled mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

                          $2,487,796,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR15
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR15

II. COLLATERAL CHARACTERISTICS - LOAN GROUP 1

CUT-OFF DATE BALANCE ($)

                                               NO. OF      AGGREGATE       % OF
                                              MORTGAGE    CUT-OFF DATE     LOAN
                                                LOANS     BALANCE ($)    GROUP 1
--------------------------------------------------------------------------------
719,974 - 2,000,000                               11        14,040,750      0.6
2,000,001 - 3,000,000                             32        82,118,488      3.3
3,000,001 - 5,000,000                             30       116,984,166      4.7
5,000,001 - 7,000,000                             23       138,579,395      5.5
7,000,001 - 9,000,000                             19       148,050,640      5.9
9,000,001 - 11,000,000                            11       112,500,530      4.5
11,000,001 - 13,000,000                            4        46,237,022      1.8
13,000,001 - 15,000,000                            3        41,841,547      1.7
15,000,001 - 17,000,000                            9       144,725,000      5.8
17,000,001 - 19,000,000                            3        54,220,000      2.2
19,000,001 - 21,000,000                            2        40,300,000      1.6
21,000,001 - 31,000,000                            6       151,900,000      6.1
31,000,001 - 61,000,000                           10       466,350,000     18.7
61,000,001 - 81,000,000                            1        77,500,000      3.1
81,000,001 - 345,000,000                           6       865,000,000     34.6
--------------------------------------------------------------------------------
TOTAL:                                           170     2,500,347,537    100.0
================================================================================

Min: 719,974   Max: 345,000,000   Average: 14,707,927

STATE

                                               NO. OF      AGGREGATE       % OF
                                             MORTGAGED    CUT-OFF DATE     LOAN
                                            PROPERTIES    BALANCE ($)    GROUP 1
--------------------------------------------------------------------------------
New Jersey                                       18        368,881,258     14.8
Nevada                                            3        353,181,626     14.1
California                                       31        283,705,286     11.3
   Southern California                           21        210,130,072      8.4
   Northern California                           10         73,575,215      2.9
Texas                                            28        165,441,547      6.6
Pennsylvania                                     12        152,199,940      6.1
New York                                         12        131,232,532      5.2
Florida                                           8        128,689,001      5.1
District of Columbia                              3        116,987,690      4.7
Virginia                                          7         82,645,889      3.3
Wisconsin                                         1         77,500,000      3.1
Other                                            93        639,882,769     25.6
--------------------------------------------------------------------------------
TOTAL:                                          216      2,500,347,537    100.0
================================================================================

PROPERTY TYPE

                                               NO. OF      AGGREGATE       % OF
                                             MORTGAGED    CUT-OFF DATE     LOAN
                                            PROPERTIES    BALANCE ($)    GROUP 1
--------------------------------------------------------------------------------
Office                                           39        709,369,951     28.4
Retail                                          100        673,997,883     27.0
Other                                             5        370,882,571     14.8
Hospitality                                      16        285,916,998     11.4
Industrial                                       34        279,538,895     11.2
Mixed Use                                        11        136,851,069      5.5
Self Storage                                     11         43,790,170      1.8
--------------------------------------------------------------------------------
TOTAL:                                          216      2,500,347,537    100.0
================================================================================

MORTGAGE RATE (%)

                                               NO. OF      AGGREGATE       % OF
                                              MORTGAGE    CUT-OFF DATE     LOAN
                                                LOANS     BALANCE ($)    GROUP 1
--------------------------------------------------------------------------------
5.0500 - 5.2500                                    2        16,250,000      0.6
5.2501 - 5.5000                                   10       393,224,473     15.7
5.5001 - 5.7500                                   44       847,080,559     33.9
5.7501 - 6.0000                                   78       721,052,775     28.8
6.0001 - 6.2500                                   27       130,580,007      5.2
6.2501 - 6.5000                                    7       390,564,268     15.6
6.5001 - 6.7500                                    1           846,664      0.0
6.7501 - 7.0800                                    1           748,791      0.0
--------------------------------------------------------------------------------
TOTAL:                                           170     2,500,347,537    100.0
================================================================================

Min: 5.0500   Max: 7.0800   Wtd Avg: 5.7864

ORIGINAL TERM TO STATED MATURITY OR ARD (MOS)

                                               NO. OF      AGGREGATE       % OF
                                              MORTGAGE    CUT-OFF DATE     LOAN
                                                LOANS     BALANCE ($)    GROUP 1
--------------------------------------------------------------------------------
60                                                 7       291,911,845     11.7
61 - 84                                            7        74,692,867      3.0
85 - 120                                         146     1,951,287,640     78.0
121 - 180                                          5       170,229,940      6.8
181 - 240                                          5        12,225,246      0.5
--------------------------------------------------------------------------------
TOTAL:                                           170     2,500,347,537    100.0
================================================================================

Min: 60   Max: 240   Wtd Avg:  114

REMAINING TERM TO STATED MATURITY OR ARD (MOS)

                                               NO. OF      AGGREGATE       % OF
                                              MORTGAGE    CUT-OFF DATE     LOAN
                                                LOANS     BALANCE ($)    GROUP 1
--------------------------------------------------------------------------------
58 - 60                                            7       291,911,845     11.7
61 - 84                                            7        74,692,867      3.0
85 - 120                                         147     2,039,287,640     81.6
121 - 240                                          9        94,455,186      3.8
--------------------------------------------------------------------------------
TOTAL:                                           170     2,500,347,537    100.0
================================================================================

Min: 58   Max: 240   Wtd Avg: 112

ORIGINAL AMORTIZATION TERM (MOS)

                                               NO. OF      AGGREGATE       % OF
                                              MORTGAGE    CUT-OFF DATE     LOAN
                                                LOANS     BALANCE ($)    GROUP 1
--------------------------------------------------------------------------------
Interest Only                                     25     1,041,100,000     41.6
120                                                1         1,185,008      0.0
121 - 180                                          4        19,428,367      0.8
181 - 240                                          7        31,325,246      1.3
241 - 360                                        132     1,395,321,895     55.8
361 - 420                                          1        11,987,022      0.5
--------------------------------------------------------------------------------
TOTAL:                                           170     2,500,347,537    100.0
================================================================================

Non Zero Min: 120   Max: 420   Non Zero Wtd Avg: 345

REMAINING AMORTIZATION TERM (MOS)

                                               NO. OF      AGGREGATE       % OF
                                              MORTGAGE    CUT-OFF DATE     LOAN
                                                LOANS     BALANCE ($)    GROUP 1
--------------------------------------------------------------------------------
Interest Only                                     25     1,041,100,000     41.6
120                                                1         1,185,008      0.0
121 - 180                                          4        19,428,367      0.8
181 - 240                                          7        31,325,246      1.3
241 - 360                                        132     1,395,321,895     55.8
361 - 420                                          1        11,987,022      0.5
--------------------------------------------------------------------------------
TOTAL:                                           170     2,500,347,537    100.0
================================================================================

Non Zero Min: 118   Max: 419   Non Zero Wtd Avg: 345

DEBT SERVICE COVERAGE RATIO POST IO PERIOD (X)

                                               NO. OF      AGGREGATE       % OF
                                              MORTGAGE    CUT-OFF DATE     LOAN
                                                LOANS     BALANCE ($)    GROUP 1
--------------------------------------------------------------------------------
1.05 - 1.20                                       34       492,223,132     19.7
1.21 - 1.30                                       55       481,590,230     19.3
1.31 - 1.40                                       22       266,573,122     10.7
1.41 - 1.50                                       25       617,689,826     24.7
1.51 - 1.60                                       11       346,146,626     13.8
1.61 - 1.70                                        8        44,632,692      1.8
1.71 - 1.80                                        2        21,970,518      0.9
1.81 - 1.90                                        3        29,994,352      1.2
1.91 - 2.00                                        1       160,000,000      6.4
2.01 - 2.10                                        3         6,087,573      0.2
2.31 - 2.96                                        6        33,439,466      1.3
--------------------------------------------------------------------------------
TOTAL:                                           170     2,500,347,537    100.0
================================================================================

Min: 1.05   Max: 2.96   Wtd Avg: 1.42

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

                                               NO. OF      AGGREGATE       % OF
                                              MORTGAGE    CUT-OFF DATE     LOAN
                                                LOANS     BALANCE ($)    GROUP 1
--------------------------------------------------------------------------------
18.9 - 40.0                                        4        13,874,474      0.6
40.1 - 45.0                                        5       167,377,474      6.7
45.1 - 50.0                                        5       110,400,458      4.4
50.1 - 55.0                                        8        57,186,008      2.3
55.1 - 60.0                                       17       105,365,581      4.2
60.1 - 65.0                                       16       162,409,883      6.5
65.1 - 70.0                                       25       507,305,428     20.3
70.1 - 75.0                                       33       711,624,101     28.5
75.1 - 80.0                                       57       664,804,130     26.6
--------------------------------------------------------------------------------
TOTAL:                                           170     2,500,347,537    100.0
================================================================================

Min: 18.9   Max: 80.0   Wtd Avg: 68.0

LOAN-TO-VALUE RATIO AT MATURITY OR ARD (%)

                                               NO. OF      AGGREGATE       % OF
                                              MORTGAGE    CUT-OFF DATE     LOAN
                                                LOANS     BALANCE ($)    GROUP 1
--------------------------------------------------------------------------------
0.4 - 25.0                                         9        29,860,168      1.2
25.1 - 30.0                                        3        14,947,944      0.6
30.1 - 35.0                                        2         4,286,406      0.2
35.1 - 40.0                                        5       276,066,038     11.0
40.1 - 45.0                                        4        25,125,161      1.0
45.1 - 50.0                                       15        77,121,256      3.1
50.1 - 55.0                                       10        44,134,920      1.8
55.1 - 60.0                                       18       103,320,197      4.1
60.1 - 65.0                                       27       322,110,310     12.9
65.1 - 70.0                                       36       755,595,138     30.2
70.1 - 75.0                                       34       699,360,000     28.0
75.1 - 79.2                                        7       148,420,000      5.9
--------------------------------------------------------------------------------
TOTAL:                                           170     2,500,347,537    100.0
================================================================================

Min: 0.4   Max: 79.2   Wtd Avg: 63.5

DEBT SERVICE COVERAGE RATIOS (X)

                                               NO. OF      AGGREGATE       % OF
                                              MORTGAGE    CUT-OFF DATE     LOAN
                                                LOANS     BALANCE ($)    GROUP 1
--------------------------------------------------------------------------------
1.05 - 1.20                                       11        50,778,132      2.0
1.21 - 1.30                                       32       233,960,230      9.4
1.31 - 1.40                                       29       563,268,122     22.5
1.41 - 1.50                                       43       790,339,826     31.6
1.51 - 1.60                                       22       384,516,626     15.4
1.61 - 1.70                                       11        79,742,692      3.2
1.71 - 1.80                                        4        46,370,518      1.9
1.81 - 1.90                                        2        19,994,352      0.8
1.91 - 2.00                                        2       162,850,000      6.5
2.01 - 2.10                                        6       109,087,573      4.4
2.11 - 2.20                                        1        10,000,000      0.4
2.31 - 2.40                                        1        16,000,000      0.6
2.41 - 2.96                                        6        33,439,466      1.3
--------------------------------------------------------------------------------
TOTAL:                                           170     2,500,347,537    100.0
================================================================================

Min: 1.05   Max: 2.96   Wtd Avg: 1.52

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the
Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Original and
Remaining Term to Stated Maturity tables are based on the anticipated repayment dates for mortgage loans with anticipated repayment dates. The sum of numbers and percentages in columns may not match the "Total" due to rounding. The loan-to-value ratios and debt service coverage ratios with respect to each mortgage loan that has one or more related non-pooled mortgage loans are calculated in a manner that reflects only the indebtedness evidenced by that pooled mortgage loan and any non-pooled pari passu companion loan, without regard to the indebtedness evidenced by any related non-pooled subordinate loans. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for pooled mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

                          $2,487,796,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR15
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR15

II. COLLATERAL CHARACTERISTICS - LOAN GROUP 2

CUT-OFF DATE BALANCE ($)

                                                NO. OF      AGGREGATE      % OF
                                               MORTGAGE   CUT-OFF DATE     LOAN
                                                 LOANS     BALANCE ($)   GROUP 2
--------------------------------------------------------------------------------
1,620,379 - 2,000,000                              1         1,620,379      0.5
2,000,001 - 3,000,000                              4        10,332,057      3.4
3,000,001 - 5,000,000                             13        51,285,939     16.7
5,000,001 - 7,000,000                              6        36,623,981     11.9
7,000,001 - 9,000,000                              2        15,775,000      5.1
11,000,001 - 13,000,000                            2        24,947,504      8.1
13,000,001 - 15,000,000                            2        27,520,000      9.0
15,000,001 - 18,000,000                            1        17,200,000      5.6
18,000,001 - 21,000,000                            2        39,100,000     12.7
21,000,001 - 29,000,000                            3        82,352,574     26.8
--------------------------------------------------------------------------------
TOTAL:                                            36       306,757,433    100.0
================================================================================

Min: 1,620,379   Max: 29,000,000   Average: 8,521,040

STATE

                                               NO. OF      AGGREGATE       % OF
                                              MORTGAGED   CUT-OFF DATE     LOAN
                                             PROPERTIES    BALANCE ($)   GROUP 2
--------------------------------------------------------------------------------
New York                                         13         73,050,000     23.8
Pennsylvania                                      2         40,342,697     13.2
New Jersey                                        1         29,000,000      9.5
Arizona                                           1         25,891,579      8.4
Virginia                                          1         20,100,000      6.6
Kentucky                                          2         17,491,187      5.7
Wisconsin                                         1         13,500,000      4.4
California                                        4         12,673,470      4.1
   Southern California                            3          9,986,235      3.3
   Northern California                            1          2,687,234      0.9
Rhode Island                                      1         12,065,802      3.9
Georgia                                           1          8,400,000      2.7
Other                                            12         54,242,698     17.7
--------------------------------------------------------------------------------
TOTAL:                                           39        306,757,433    100.0
================================================================================

PROPERTY TYPE

                                               NO. OF       AGGREGATE      % OF
                                              MORTGAGED   CUT-OFF DATE     LOAN
                                             PROPERTIES    BALANCE ($)   GROUP 2
--------------------------------------------------------------------------------
Multifamily                                      31        258,157,844     84.2
Manufactured Housing Community                    5         31,799,589     10.4
Mixed Use                                         3         16,800,000      5.5
--------------------------------------------------------------------------------
TOTAL:                                           39        306,757,433    100.0
================================================================================

MORTGAGE RATE (%)

                                                NO. OF      AGGREGATE      % OF
                                               MORTGAGE   CUT-OFF DATE     LOAN
                                                 LOANS     BALANCE ($)   GROUP 2
--------------------------------------------------------------------------------
5.3800 - 5.5000                                    3        54,362,697     17.7
5.5001 - 5.7500                                   15       143,761,235     46.9
5.7501 - 6.0000                                   10        47,197,494     15.4
6.0001 - 6.2500                                    7        35,544,428     11.6
6.2501 - 6.3150                                    1        25,891,579      8.4
--------------------------------------------------------------------------------
TOTAL:                                            36       306,757,433    100.0
================================================================================

Min: 5.3800   Max: 6.3150   Wtd Avg: 5.7371

ORIGINAL TERM TO STATED MATURITY OR ARD (MOS)

                                                NO. OF      AGGREGATE      % OF
                                               MORTGAGE   CUT-OFF DATE     LOAN
                                                 LOANS     BALANCE ($)   GROUP 2
--------------------------------------------------------------------------------
60                                                 7        31,150,000     10.2
85 - 120                                          29       275,607,433     89.8
--------------------------------------------------------------------------------
TOTAL:                                            36       306,757,433    100.0
================================================================================

Min: 60   Max: 120   Wtd Avg:  114

REMAINING TERM TO STATED MATURITY OR ARD (MOS)

                                                NO. OF      AGGREGATE      % OF
                                               MORTGAGE   CUT-OFF DATE     LOAN
                                                 LOANS     BALANCE ($)   GROUP 2
--------------------------------------------------------------------------------
57 - 60                                            7        31,150,000     10.2
85 - 119                                          29       275,607,433     89.8
--------------------------------------------------------------------------------
TOTAL:                                            36       306,757,433    100.0
================================================================================

Min: 57   Max: 119   Wtd Avg: 112

ORIGINAL AMORTIZATION TERM (MOS)

                                                NO. OF      AGGREGATE      % OF
                                               MORTGAGE   CUT-OFF DATE     LOAN
                                                 LOANS     BALANCE ($)   GROUP 2
--------------------------------------------------------------------------------
Interest Only                                      3        60,220,000     19.6
241 - 360                                         33       246,537,433     80.4
--------------------------------------------------------------------------------
TOTAL:                                            36       306,757,433    100.0
================================================================================

Non Zero Min: 359   Max: 360   Non Zero Wtd Avg: 360

REMAINING AMORTIZATION TERM (MOS)

                                                NO. OF      AGGREGATE      % OF
                                               MORTGAGE   CUT-OFF DATE     LOAN
                                                 LOANS     BALANCE ($)   GROUP 2
--------------------------------------------------------------------------------
Interest Only                                      3        60,220,000     19.6
241 - 360                                         33       246,537,433     80.4
--------------------------------------------------------------------------------
TOTAL:                                            36       306,757,433    100.0
================================================================================

Non Zero Min: 355   Max: 360   Non Zero Wtd Avg: 359

DEBT SERVICE COVERAGE RATIO POST IO PERIOD (X)

                                                NO. OF      AGGREGATE      % OF
                                               MORTGAGE   CUT-OFF DATE     LOAN
                                                 LOANS     BALANCE ($)   GROUP 2
--------------------------------------------------------------------------------
1.12 - 1.20                                       15       137,662,381     44.9
1.21 - 1.30                                       10        76,201,717     24.8
1.31 - 1.40                                        8        80,772,956     26.3
1.41 - 1.50                                        2         5,620,379      1.8
1.71 - 1.85                                        1         6,500,000      2.1
--------------------------------------------------------------------------------
TOTAL:                                            36       306,757,433    100.0
================================================================================

Min: 1.12   Max: 1.85   Wtd Avg: 1.26

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

                                                NO. OF      AGGREGATE      % OF
                                               MORTGAGE   CUT-OFF DATE     LOAN
                                                 LOANS     BALANCE ($)   GROUP 2
--------------------------------------------------------------------------------
48.9 - 50.0                                        1         2,687,234      0.9
50.1 - 55.0                                        1         6,500,000      2.1
55.1 - 60.0                                        2         5,991,741      2.0
60.1 - 65.0                                        5        22,886,297      7.5
65.1 - 70.0                                        3        14,650,000      4.8
70.1 - 75.0                                        8       112,736,454     36.8
75.1 - 80.3                                       16       141,305,707     46.1
--------------------------------------------------------------------------------
TOTAL:                                            36       306,757,433    100.0
================================================================================

Min: 48.9   Max: 80.3   Wtd Avg: 73.8

LOAN-TO-VALUE RATIO AT MATURITY OR ARD (%)

                                                NO. OF      AGGREGATE      % OF
                                               MORTGAGE   CUT-OFF DATE     LOAN
                                                 LOANS     BALANCE ($)   GROUP 2
--------------------------------------------------------------------------------
 41.9 - 45.0                                       1         2,687,234      0.9
 45.1 - 50.0                                       3        12,491,741      4.1
 50.1 - 55.0                                       2        10,186,297      3.3
 60.1 - 65.0                                       9        93,416,454     30.5
 65.1 - 70.0                                       9        55,900,707     18.2
 70.1 - 80.0                                      12       132,075,000     43.1
--------------------------------------------------------------------------------
TOTAL:                                            36       306,757,433    100.0
================================================================================

Min: 41.9   Max: 80.0   Wtd Avg: 67.3

DEBT SERVICE COVERAGE RATIOS (X)

                                                NO. OF      AGGREGATE      % OF
                                               MORTGAGE   CUT-OFF DATE     LOAN
                                                 LOANS     BALANCE ($)   GROUP 2
--------------------------------------------------------------------------------
1.19 - 1.20                                        2        37,957,381     12.4
1.21 - 1.30                                        6        53,901,717     17.6
1.31 - 1.40                                       15       137,202,956     44.7
1.41 - 1.50                                       10        61,495,379     20.0
1.51 - 1.60                                        1         5,700,000      1.9
1.71 - 2.22                                        2        10,500,000      3.4
--------------------------------------------------------------------------------
TOTAL:                                            36       306,757,433    100.0
================================================================================

Min: 1.19   Max: 2.22   Wtd Avg: 1.36

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the
Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Original and
Remaining Term to Stated Maturity tables are based on the anticipated repayment dates for mortgage loans with anticipated repayment dates. The sum of numbers and percentages in columns may not match the "Total" due to rounding. The loan-to-value ratios and debt service coverage ratios with respect to each mortgage loan that has one or more related non-pooled mortgage loans are calculated in a manner that reflects only the indebtedness evidenced by that pooled mortgage loan and any non-pooled pari passu companion loan, without regard to the indebtedness evidenced by any related non-pooled subordinate loans. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for pooled mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

                          $2,487,796,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR15
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR15

III. LARGE LOAN DESCRIPTION

                              TWELVE LARGEST LOANS

MORTGAGE                                         MORTGAGE                              PROPERTY    CUT-OFF DATE    % OF
LOAN NO.              PROPERTY NAME            LOAN SELLER       CITY        STATE       TYPE         BALANCE      POOL
-----------------------------------------------------------------------------------------------------------------------

    1     World Market Center II                  BSCMI     Las Vegas          NV    Other        $  345,000,000  12.3%
    2     AMB-SGP, L.P. Portfolio(1)               PMCF     Various         Various  Industrial   $  160,000,000   5.7%
    3     1325 G Street                           BSCMI     Washington         DC    Office       $  100,000,000   3.6%
    4     Renaissance Orlando at Sea World(2)     BSCMI     Orlando            FL    Hospitality  $   88,000,000   3.1%
    5     Cherry Hill Town Center                  PCF      Cherry Hill        NJ    Retail       $   88,000,000   3.1%
    6     Sheraton Universal Hotel(3)              PMCF     Universal City     CA    Hospitality  $   84,000,000   3.0%
    7     Summit Place Office(4)                   NLIC     West Allis         WI    Office       $   77,500,000   2.8%
    8     777 Scudders Mill Road - Unit 3         PCF II    Plainsboro         NJ    Office       $   60,700,000   2.2%
    9     777 Scudders Mill Road - Unit 1         PCF II    Plainsboro         NJ    Office       $   59,150,000   2.1%
   10     777 Scudders Mill Road - Unit 2         PCF II    Plainsboro         NJ    Office       $   53,150,000   1.9%
-----------------------------------------------------------------------------------------------------------------------
          TOP TEN TOTAL/WEIGHTED AVERAGES                                                         $1,115,500,000  39.7%
=======================================================================================================================
   11     Northampton Crossing(5)                  PMCF     Easton             PA    Retail       $   52,900,000   1.9%
   12     Utopia Center(6)                        BSCMI     Fresh Meadows      NY    Mixed Use    $   47,750,000   1.7%
-----------------------------------------------------------------------------------------------------------------------
          TOP TWELVE TOTAL/WEIGHTED AVERAGES                                                      $1,216,150,000  43.3%
=======================================================================================================================

                     LOAN PER           U/W    CUT-OFF  BALLOON
MORTGAGE     SF /      SF /     U/W     DSCR     DATE    / ARD
LOAN NO.    ROOMS      ROOM     DSCR  POST IO    LTV      LTV
---------------------------------------------------------------

    1     1,431,510  $ 241.00  1.48x    NAP     68.6%    68.6%
    2     6,456,817  $  30.98  1.93x    NAP     42.5%    39.5%
    3       306,563  $ 326.20  1.43x    NAP     71.4%    71.4%
    4           778  $113,111  2.04x   1.54x    47.6%    39.1%
    5       511,306  $ 172.11  1.51x    NAP     74.6%    74.6%
    6           436  $192,661  1.58x    NAP     63.7%    63.7%
    7       647,344  $ 119.72  1.36x   1.13x    70.6%    64.8%
    8       231,108  $ 262.65  1.25x    NAP     75.7%    75.7%
    9       224,572  $ 263.39  1.38x    NAP     71.0%    71.0%
   10       201,728  $ 263.47  1.31x    NAP     73.5%    73.5%
---------------------------------------------------------------
                               1.56x   1.50x    64.4%    62.9%
---------------------------------------------------------------
   11       535,276  $  98.83  1.39x   1.15x    76.7%    68.9%
   12       112,136  $ 425.82  1.39x   1.15x    75.2%    69.3%
---------------------------------------------------------------
                               1.55x   1.48x    65.4%    63.4%
===============================================================

(1)  The subject $160,000,000 mortgage loan represents an 80.0% pari passu portion of a $200,000,000 senior A-Note, and is one of four notes representing a total first mortgage debt of $305,000,000 consisting of two senior pari passu A notes, an A-1 fixed rate note (included in the trust)
     in the original principal amount of $160,000,000 and an A-2 floating rate note (not included in the trust) in the original principal amount of
     $40,000,000, and two subordinate pari passu B notes, a B-1 fixed rate note
     (not included in the trust) in the original principal amount of $84,000,000 and a B-2 floating rate note (not included in the trust) in the original principal amount of $21,000,000. All Loan per SF, LTV and DSCR numbers in the table are based on the $200,000,000 A-Note financing. All DSCR numbers on the A-Note financing were calculated assuming one-month LIBOR equal to
     5.50% per annum at all times in connection with the A-2 floating rate note.
     See "The Loan" and "Additional Indebtedness" herein for additional information.

(2)  The loan is interest only for the initial 36 months of the loan term and thereafter is scheduled to amortize based upon a 300-month amortization term.

(3)  The subject $84,000,000 loan represents the A-Note portion of a potential
     $95,500,000 maximum first mortgage debt. The original/current principal balance of B-Note is $100,000, and is subject to increase via subsequent fundings by lender to cover renovation expenditures in an amount equal to
     65% of incurred costs up to a maximum of $11,500,000. All Cut-off Date
     Balance per Room, LTV and DSCR numbers in the table are based on the
     A-Note.

(4)  The loan is interest only for the initial 48 months of the loan term and thereafter is scheduled to amortize based upon a 360-month amortization term.

(5)  The loan is interest only for the initial 36 months of the loan term and thereafter is scheduled to amortize based upon a 360-month amortization term.

(6)  The loan is interest only for the initial 60 months of the loan term and thereafter is scheduled to amortize based upon a 360-month amortization term.

                          $2,487,796,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR15
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR15

IV. MORTGAGE LOANS WITH SCHEDULED BALLOON PAYMENTS TO DESIGNATED CLASSES

                                 CLASS A-1(1)(2)

          MORTGAGE                                                                                      % OF
MORTGAGE    LOAN                                                              PROPERTY   CUT-OFF DATE  TOTAL
LOAN NO.   SELLER            PROPERTY NAME                CITY       STATE      TYPE        BALANCE     POOL
------------------------------------------------------------------------------------------------------------

     6       PMCF   Sheraton Universal Hotel (3)(4)  Universal City    CA   Hospitality  $ 84,000,000   3.0%
    80       PMCF   Gateway Financial Center         Minnetonka        MN   Office       $  7,800,000   0.3%
   106       WFB    Container Store Vienna (4)       Vienna            VA   Retail       $  5,991,845   0.2%
   110      BSCMI   111 East 167th Street (4)        Bronx             NY   Mixed Use    $  5,700,000   0.2%
------------------------------------------------------------------------------------------------------------
                    TOTAL/WEIGHTED AVERAGES                                              $103,491,845   3.7%
============================================================================================================

            SF /    LOAN PER           U/W    CUT-OFF  BALLOON  REM.    REM.
MORTGAGE  UNITS /  SF / UNIT   U/W     DSCR     DATE    / ARD    IO   TERM TO
LOAN NO.   ROOMS     / ROOM    DSCR  POST IO    LTV      LTV    TERM  MATURITY
------------------------------------------------------------------------------

     6        436   $192,661  1.58x    NAP     63.7%    63.7%    59      59
    80     70,883   $ 110.04  1.39x    NAP     73.6%    73.6%    58      58
   106     19,260   $ 311.10  1.31x    NAP     64.4%    60.2%   NAP      59
   110         78   $ 73,077  1.27x   1.07x    70.4%    66.9%    11      59
------------------------------------------------------------------------------
                              1.53x   1.52x    64.9%    64.4%            59
==============================================================================

                                 CLASS A-2(1)(2)

          MORTGAGE                                                                                        % OF
MORTGAGE    LOAN                                                                PROPERTY   CUT-OFF DATE  TOTAL
LOAN NO.   SELLER            PROPERTY NAME                CITY        STATE       TYPE        BALANCE     POOL
--------------------------------------------------------------------------------------------------------------

     2      PMCF    AMB-SGP, L.P. Portfolio (5)      Various         Various  Industrial   $160,000,000   5.7%
     6      PMCF    Sheraton Universal Hotel (3)(4)  Universal City    CA     Hospitality  $ 84,000,000   3.0%
    34       WFB    One Corporate Center I and III   Edina             MN     Office       $ 17,720,000   0.6%
    61      PCFII   Gwinnett Medical Building        Lawrenceville     GA     Office       $ 10,700,000   0.4%
   106       WFB    Container Store Vienna (4)       Vienna            VA     Retail       $  5,991,845   0.2%
   110      BSCMI   111 East 167th Street (4)        Bronx             NY     Mixed Use    $  5,700,000   0.2%
--------------------------------------------------------------------------------------------------------------
                    TOTAL/WEIGHTED AVERAGES                                                $291,911,845  10.4%
==============================================================================================================

             SF /     LOAN PER           U/W    CUT-OFF  BALLOON  REM.    REM.
MORTGAGE   UNITS /   SF / UNIT   U/W     DSCR     DATE    / ARD    IO   TERM TO
LOAN NO.    ROOMS      / ROOM    DSCR  POST IO    LTV      LTV    TERM  MATURITY
--------------------------------------------------------------------------------

     2    6,456,817   $  30.98  1.93x    NAP     42.5%    39.5%   NAP      60
     6          436   $192,661  1.58x    NAP     63.7%    63.7%    59      59
    34      218,409   $  81.13  1.30x   1.10x    79.8%    78.0%    36      60
    61       81,627   $ 131.08  1.41x    NAP     66.7%    66.7%    60      60
   106       19,260   $ 311.10  1.31x    NAP     64.4%    60.2%   NAP      59
   110           78   $ 73,077  1.27x   1.07x    70.4%    66.9%    11      59
--------------------------------------------------------------------------------
                                1.73x   1.72x    53.6%    51.7%            60
================================================================================

(1)  These tables identify mortgage loans for which principal repayments are expected to result in principal distributions on the indicated Class of certificates.

(2)  Based on the Structuring Assumptions, assuming 0% CPR, described in the
     Free Writing Prospectus, dated February 26, 2007, to accompany Prospectus dated September 13, 2006 (the "Free Writing Prospectus")

(3)  The subject $84,000,000 loan represents the A-Note portion of a potential
     $95,500,000 maximum first mortgage debt. The original/current principal balance of B-Note is $100,000, and is subject to increase via subsequent fundings by lender to cover renovation expenditures in an amount equal to
     65% of incurred costs up to a maximum of $11,500,000. All Cut-off Date
     Balance per Room, LTV and DSCR numbers in the table are based on the
     A-Note.

(4)  Of the total balloon balance of Sheraton Universal Hotel, Container Store
     Vienna and 111 East 167th Street, $18,056,489 expects to result in principal distributions on Class A-1 and the remaining $78,571,411 on Class
     A-2.

(5)  The subject $160,000,000 mortgage loan represents an 80.0% pari passu portion of a $200,000,000 senior A-Note, and is one of four notes representing a total first mortgage debt of $305,000,000 consisting of two senior pari passu A notes, an A-1 fixed rate note (included in the trust)
     in the original principal amount of $160,000,000 and an A-2 floating rate note (not included in the trust) in the original principal amount of
     $40,000,000, and two subordinate pari passu B notes, a B-1 fixed rate note
     (not included in the trust) in the original principal amount of $84,000,000 and a B-2 floating rate note (not included in the trust) in the original principal amount of $21,000,000. All Loan per SF, LTV and DSCR numbers in the table are based on the $200,000,000 A-Note financing. All DSCR numbers on the A-Note financing were calculated assuming one-month LIBOR equal to
     5.50% per annum at all times in connection with the A-2 floating rate note.
     See "The Loan" and "Additional Indebtedness" herein for additional information.

                          $2,487,796,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR15
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR15

                                 CLASS A-3(1)(2)

          MORTGAGE                                                                                            % OF
MORTGAGE    LOAN                                                                   PROPERTY    CUT-OFF DATE  TOTAL
LOAN NO.   SELLER              PROPERTY NAME                   CITY       STATE      TYPE         BALANCE     POOL
------------------------------------------------------------------------------------------------------------------

   13       NLIC    The Forum                            San Antonio        TX   Office         $43,500,000   1.5%
   65       PCF     Park Square                          Brooklyn Park      MN   Retail         $10,000,000   0.4%
   101      PCF     Big Lake Town Square                 Big Lake           MN   Retail         $ 6,250,000   0.2%
   117      WFB     A-American Beaumont                  Beaumont           CA   Self Storage   $ 5,240,469   0.2%
   124      WFB     A-American Sylmar                    Sylmar             CA   Self Storage   $ 4,741,402   0.2%
   149      WFB     2829 - 2855 S. Crenshaw Blvd         Los Angeles        CA   Retail         $ 3,395,623   0.1%
   199      WFB     1551 Bishop Street Medical Building  San Luis Obispo    CA   Office         $ 1,565,373   0.1%
------------------------------------------------------------------------------------------------------------------
                    TOTAL/WEIGHTED AVERAGES                                                     $74,692,867   2.7%
==================================================================================================================

                   LOAN PER
            SF /     SF /             U/W    CUT-OFF  BALLOON  REM.    REM.
MORTGAGE  UNITS /   UNIT /    U/W     DSCR     DATE    / ARD    IO    TERM TO
LOAN NO.   ROOMS     ROOM     DSCR  POST IO    LTV      LTV    TERM  MATURITY
-----------------------------------------------------------------------------

   13     379,261   $114.70  1.50x   1.23x    76.6%    74.6%    58      82
   65     137,109   $ 72.93  2.58x    NAP     56.7%    56.7%    82      82
   101     67,858   $ 92.10  2.44x    NAP     56.3%    56.3%    82      82
   117    101,037   $ 51.87  1.28x    NAP     69.9%    59.8%    NAP     83
   124     46,425   $102.13  1.26x    NAP     75.3%    64.5%    NAP     83
   149     17,174   $197.72  1.31x    NAP     53.9%    49.1%    NAP     83
   199      8,779   $178.31  1.21x    NAP     66.9%    60.8%    NAP     81
-----------------------------------------------------------------------------
                             1.68x   1.52x    70.4%    67.5%            82
=============================================================================

                                CLASS A-AB(1)(2)

          MORTGAGE                                                                                            % OF
MORTGAGE    LOAN                                                                   PROPERTY    CUT-OFF DATE  TOTAL
LOAN NO.   SELLER              PROPERTY NAME                   CITY       STATE      TYPE         BALANCE     POOL
------------------------------------------------------------------------------------------------------------------

   69       PCFII   46555 Landing Parkway                Fremont            CA   Industrial     $9,150,000    0.3%
------------------------------------------------------------------------------------------------------------------
                    TOTAL/WEIGHTED AVERAGES                                                     $9,150,000    0.3%
==================================================================================================================

                   LOAN PER
            SF /     SF /             U/W    CUT-OFF  BALLOON  REM.    REM.
MORTGAGE  UNITS /   UNIT /    U/W     DSCR     DATE    / ARD    IO    TERM TO
LOAN NO.   ROOMS     ROOM    DSCR   POST IO    LTV      LTV    TERM  MATURITY
-----------------------------------------------------------------------------

   69     117,504   $77.87   1.33x   1.13x    64.0%    60.0%    35      95
-----------------------------------------------------------------------------
          117,504   $77.87   1.33x   1.13x    64.0%    60.0%    35      95
=============================================================================

(1)  These tables identify mortgage loans for which principal repayments are expected to result in principal distributions on the indicated Class of certificates.

(2)  Based on the Structuring Assumptions, assuming 0% CPR, described in the
     Free Writing Prospectus, dated February 26, 2007, to accompany Prospectus dated September 13, 2006 (the "Free Writing Prospectus")

                                       10

                          $2,487,796,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR15
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR15

V. SUMMARY OF PARI PASSU SPLIT LOAN STRUCTURES (1)

     PROPERTY NAME          RELATED NOTES IN LOAN    WHETHER NOTE IS HELD   HOLDER OF NOTE
                          GROUP (ORIGINAL BALANCE)   BY SERIES 2007-PWR15
                                                          TRUST FUND
------------------------------------------------------------------------------------------

AMB-SGP, L.P. Portfolio   Senior A Note (pari passu with each other)

                                $160,000,000                  Yes            BSCMSI Series
                                                                              2007-PWR15
                                $ 40,000,000                   No               TBD(5)

                          Subordinate B Note (pari passu with each other)

                                $ 84,000,000                   No               TBD(5)
                                $ 21,000,000                   No               TBD(5)

     PROPERTY NAME          WHETHER NOTE IS LEAD     CURRENT MASTER SERVICER      CURRENT SPECIAL
                          SERVICER FOR THE ENTIRE   FOR SECURITIZED NOTE (3)       SERVICER FOR
                               LOAN GROUP (2)                                  SECURITIZED NOTE (4)
---------------------------------------------------------------------------------------------------

AMB-SGP, L.P. Portfolio

                                    Yes                 Prudential Asset         Prudential Asset
                                                         Resources, Inc.         Resources, Inc.
                                     No                        N/A                      N/A

                                     No                        N/A                      N/A
                                     No                        N/A                      N/A

(1)  This table only includes those loans with pari passu loan structures.

(2)  Indicates whether the pooling and servicing agreement for the trust that holds the relevant note or tranche is also the pooling and servicing agreement under which the entire loan group is principally serviced and administered.

(3)  Indicates the identity of the master servicer for the holder of the relevant note, whether or not the same entity is the master servicer under the pooling and servicing agreement under which the entire loan group is principally serviced and administered.

(4)  Indicates the identity of the special servicer for the holder of the relevant note, whether or not the same entity is the special servicer under the pooling and servicing agreement under which the entire loan group is principally serviced and administered.

(5)  Not yet securitized.

                                       11

                  MORTGAGE LOAN NO. 1 -- WORLD MARKET CENTER II

                  [6 PHOTOS OF WORLD MARKET CENTER II OMITTED]

                                       12

                  MORTGAGE LOAN NO. 1 -- WORLD MARKET CENTER II

                     [MAP OF WORLD MARKET CENTER II OMITTED]

                                       13

                  MORTGAGE LOAN NO. 1 -- WORLD MARKET CENTER II

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER: (1)          BSCMI
LOAN PURPOSE:                      Refinance
ORIGINAL BALANCE:                  $345,000,000
CUT-OFF DATE BALANCE:              $345,000,000
FIRST PAYMENT DATE:                02/01/2007
INTEREST RATE:                     6.35000%
AMORTIZATION TERM:                 Interest Only
ARD:                               No
ANTICIPATED REPAYMENT DATE:        NAP
MATURITY DATE:                     01/01/2017
EXPECTED MATURITY BALANCE:         $345,000,000
SPONSORS:                          The Related Companies, Shawn Samson,
                                   Jack Kashani
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   26-payment lockout from the first payment
                                   date, with U.S. Treasury defeasance for the
                                   following 90 payments, and open to prepayment
                                   without premium thereafter through maturity.
CUT-OFF DATE BALANCE PER SF:       $241.00
UP-FRONT RESERVES:                 RE Taxes:      $175,182
                                   Insurance:     $510,429
                                   Replacement:   $11,929
                                   TI/LC:         $230,123
                                   Other: (2)     $20,793,238
ONGOING RESERVES:                  RE Taxes:      $87,591 / month
                                   Insurance:     $59,209 / month
                                   Replacement:   $11,929 / month
                                   TI/LC: (3)     Springing
LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (MOODY'S/S&P):       NAP
SINGLE ASSET/PORTFOLIO:            Single Asset
PROPERTY TYPE:                     Other
PROPERTY SUB-TYPE:                 Design Center
LOCATION:                          Las Vegas, NV
YEAR BUILT/RENOVATED:              2006 / NAP
PERCENT LEASED (AS OF): (4)        98.2% (12/12/2006)
NET RENTABLE AREA:                 1,431,510
THE COLLATERAL:                    16-story furniture and furnishing accessories
                                   showroom and design center in Las Vegas,
                                   Nevada
OWNERSHIP INTEREST:                Fee
PROPERTY MANAGEMENT:               WMCV Phase 2 Management, LLC
3RD MOST RECENT NOI (AS OF): (4)   NAP
2ND MOST RECENT NOI (AS OF): (4)   NAP
MOST RECENT NOI (AS OF): (4)       NAP
U/W NET OP. INCOME:                $33,975,232
U/W NET CASH FLOW:                 $32,933,953
U/W OCCUPANCY:                     95.0%
APPRAISED VALUE (AS OF): (5)       $503,000,000 (07/01/2007)
CUT-OFF DATE LTV RATIO: (5)        68.6%
LTV RATIO AT MATURITY: (5)         68.6%
U/W DSCR:                          1.48x
U/W DSCR POST IO:                  NAP
--------------------------------------------------------------------------------

(1)  The loan was co-originated by Bear Stearns Commercial Mortgage, Inc.
     ("BSCMI") and Hypo Public Finance USA, Inc. ("Hypo"), an affiliate of Hypo
     Real Estate Capital Corporation, on December 21, 2006. On or prior to the closing date, BSCMI will purchase Hypo's interest in the loan.

(2)  Represents a holdback for remaining construction costs (hard & soft)
     ($18,966,367) as well as a debt service reserve ($1,826,871). Balances shown are current based on a monthly servicer report dated February 5,
     2007. At loan origination, $30,157,240 was held back for the construction reserve and $1,825,625 was held back as a debt service reserve.

(3)  In the related year, borrower deposits the following amounts in twelve equal installments: years 1 and 6: $0; years 2 and 7: $650,000; years 3 and
     8: $1,300,000; years 4 and 9: $1,950,000; years 5 and 10: $2,600,000. After the 5th year, any unused portion will be released to the borrower, and the annual reserve requirements stated above are reduced by 50% of the corresponding designated reserve, provided that the borrower has met the following performance criteria: (i) DSCR (calculated after the interest only period) is at least 1.35x or better as determined by lender, (ii) the property is at least 95% leased, (iii) 85% of the property is leased to tenants having remaining lease terms not less than 3 years and 10% of the property is leased to tenants having remaining lease terms of not less than
     1 year as evidenced by tenant estoppel certificates reasonably acceptable to lender, and (iv) rollover expenditures during the previous 5 years have not exceeded $3,250,000 in the aggregate.

(4)  The property was constructed in 2006, therefore, historical occupancy information is not applicable.

(5)  The value shown is the stabilized value as determined by the appraiser which accounts for the completion of all construction, the lease up of the property to a stabilized occupancy (the appraiser underwrote a 95%
     stabilized occupancy) and tenant improvements and marketing costs having been incurred. The As-Is Value as of June 30, 2006 was $228,700,000 (prior to construction completion), and the upon-completion value as of January 1,
     2007 was $499,400,000.

THE WORLD MARKET CENTER II LOAN.

     THE LOAN. The largest loan (the "World Market Center II Loan") is a
$345,000,000 first mortgage loan secured by the borrowers' fee interest in the
World Market Center II (and/or rights to certain ancillary income derived from the operation of the property) (the "World Market Center II Property"), a showroom and design center located in Las Vegas, Nevada.

     THE BORROWERS. The borrowers, WMCV Phase 2, LLC; World Market Center SPE,
LLC; World Marketplace SPE, LLC; and WMC Experiences SPE, LLC (collectively,
"World Market Center II Borrowers"), are each Delaware limited liability companies and single purpose entities that own no material assets other than the
World Market Center II Property or rights to certain ancillary income derived from the operation of the property and related interests. The managing member of the WMCV Phase 2, LLC is structured with one independent director. A non-consolidation opinion was delivered at origination. The World Market Center
II Borrowers are sponsored by

                                       14

The Related Companies ("Related"), Shawn Samson and Jack Kashani. Related, which was founded in 1972, is a real estate company principally engaged in the ownership, development, acquisition and management of commercial and residential real estate throughout the United States. Shawn Samson was previously president of the U.S. affiliate of Triple Five Group, which developed and owns the West
Edmonton Mall and the Mall of America. Jack Kashani is an experienced developer and has developed many planned communities in Las Vegas and California.

     THE PROPERTY. The World Market Center II Property is a 1,431,510 square foot, 16-story home furniture and furnishing accessories showroom and design center in Las Vegas, Nevada. The World Market Center II Property is the second of eight buildings planned to be constructed within the World Market
Development, which is expected to ultimately be approximately 12,000,000 square feet (gross) of permanent showroom space on 57 contiguous acres. The World
Market Center II Property serves as the site for the semi-annual furniture and design convention/exhibit known as the Las Vegas Market, and as a year-round facility offering tenants the ability to use showrooms to showcase their furniture. Built in 2006, the World Market Center II Property is located just off the interchange of US 95 and Interstate 15, within a few miles of the Las
Vegas International Airport and the many attractions in downtown Las Vegas. Las
Vegas attracts various conventions and future buyers year-round, although tenants at the World Market Center II Property conduct most of their business during the semi-annual shows. Parking for the World Market Center II Property will be in a parking structure on an adjacent parcel of land. Construction of such parking structure recently commenced in January 2007. As of December 12,
2006, the World Market Center II Property was over 98% leased over 275 tenants, with no tenant comprising more than 4% of the annualized underwritten base rent.
All leases took effect on January 1, 2007. The largest tenant at the World
Market Center II Property is Ashley Furniture Industries, Inc., which occupies
86,218 square feet (approximately 6% of net rentable area) under a lease that expires on December 31, 2011. Founded in 1945, Ashley Furniture Industries, Inc.
specializes in living room, dining room and bedroom furniture, and occupies over
3 million square feet of space throughout six locations.

     More specific information about the World Market Center II Property is set forth in the tables below:

                                                                                   % OF TOTAL    ANNUALIZED
                                   CREDIT RATING                     ANNUALIZED    ANNUALIZED   UNDERWRITTEN
                                      (FITCH/       TENANT   % OF   UNDERWRITTEN  UNDERWRITTEN    BASE RENT      LEASE
TENANT NAME                         MOODY'S/S&P)     NRA      NRA  BASE RENT ($)    BASE RENT    ($ PER NRA)  EXPIRATION
------------------------------------------------------------------------------------------------------------------------

Ashley Furniture Industries, Inc.     --/--/--       86,218    6%   $ 1,225,158         4%         $14.21     12/31/2011
Universal Furniture
   International, Inc.                --/--/--       36,989    3%   $   563,158         2%         $15.23     12/31/2011
Furniture Values International,
   LLC (aka Aspen Furniture)          --/--/--       29,641    2%   $   541,541         2%         $18.27     12/31/2011
Legacy Classic Furniture, Inc.        --/--/--       29,542    2%   $   509,747         2%         $17.26     12/31/2011
Master Design, Inc. / Master
   Design                             --/--/--       21,554    2%   $   393,792         1%         $18.27     12/31/2011
Chromcraft / Revington, Inc.          --/--/--       21,332    1%   $   389,736         1%         $18.27     12/31/2009
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                              225,276   16%   $ 3,623,131        11%         $16.08
------------------------------------------------------------------------------------------------------------------------
Other Tenants                           NAP       1,180,532   82%   $29,551,075        89%         $25.03       Various
Vacant Space                            NAP          25,702    2%   $         0         0%         $ 0.00         NAP
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                            1,431,510  100%   $33,174,205       100%         $23.60
========================================================================================================================

                           LEASE ROLLOVER SCHEDULE (1)

                                      % OF    CUMULATIVE  CUMULATIVE   AVERAGE U/W     CUMULATIVE     CUMULATIVE
            # OF LEASES   TOTAL SF  TOTAL SF   TOTAL SF     % OF SF   BASE RENT PER     U/W BASE    % OF U/W BASE
   YEAR     EXPIRING(2)   EXPIRING  EXPIRING   EXPIRING    EXPIRING    SF EXPIRING   RENT EXPIRING  RENT EXPIRING
-----------------------------------------------------------------------------------------------------------------

  Vacant         --         25,702      2%        25,702       2%             --               --         --
   2007          --             --     --         25,702       2%             --               --         --
   2008           1          3,824      0%        29,526       2%         $22.33      $    85,390          0%
   2009          14         80,690      6%       110,216       8%         $23.55      $ 1,985,639          6%
   2010          --             --     --        110,216       8%             --      $ 1,985,639          6%
   2011         270             --     91%     1,406,528      98%         $23.70      $32,708,234         99%
   2012           1          9,288      1%     1,415,816      99%         $21.32      $32,906,254         99%
   2013           1             --      1%     1,431,510     100%         $17.26      $33,174,205        100%
   2014          --             --     --      1,431,510     100%             --      $33,174,205        100%
   2015          --             --     --      1,431,510     100%             --      $33,174,205        100%
   2016          --             --     --      1,431,510     100%             --      $33,174,205        100%
Thereafter       --             --     --      1,431,510     100%             --      $33,174,205        100%

(1)  The information in the table is based on the underwritten rent roll.

(2)  For the purposes of this column, each leased tenant space was considered a separate lease even if multiple tenant spaces were covered under the same lease.

                                       15

     MARKET OVERVIEW. The concept of furniture markets began almost 100 years ago. The idea behind the furniture markets is to provide a place where furniture manufacturers can showcase their products to retailers. Markets are typically held twice a year. Furniture markets have been developed in New York, New York;
Chicago, Illinois; High Point, North Carolina; San Francisco, California;
Atlanta, Georgia; Dallas, Texas; and Tupelo, Mississippi. The primary competition for the World Market Center II Property comes from various other furniture marts in other cities around the United States such as High Point,
North Carolina and San Francisco, California. High Point, North Carolina is the
primary competitor and consists of 188 buildings containing approximately 11.5 million square feet of exhibit space. The buildings are scattered throughout
High Point and neighboring Thomasville. While many of the other competitive properties in other cities have been in existence longer, most of those cities do not offer as many hotel rooms or entertainment attractions as Las Vegas. Las
Vegas offers such conveniences as the nearby McCarran International Airport
(2005's 5th busiest airport according to the FAA), over 131,000 hotel rooms, restaurants and casinos. The secondary competition for the World Market Center
II Property comes from the other properties and yet-to-be built properties within the World Market Center Development. World Market Center II is the second of eight buildings planned to be constructed within the World Market
Development, which is expected to ultimately be approximately 12,000,000 square feet (gross) of permanent showroom space. The Sponsors intend on having the future World Market Center Development properties focus on other products such as lighting, rugs and accessories.

     PROPERTY MANAGEMENT. The World Market Center II Property is managed by WMCV
Phase 2 Management, LLC, an affiliate of the World Market Center II Borrowers.

     ADDITIONAL INDEBTEDNESS. WMCV Phase 2, LLC is permitted to incur future mezzanine financing, subject to the satisfaction of certain conditions set forth in the mortgage loan documents, including but not limited to: (i) the DSCR on the aggregate debt for the previous 12 months must be equal to or greater than
1.61x; (ii) the execution of an acceptable intercreditor agreement and (iii) the delivery of a rating agency confirmation of no downgrade of the ratings on the series 2007-PWR15 certificates.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not allowed.

                                       16

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                       17

                 MORTGAGE LOAN NO. 2 -- AMB-SGP, L.P. PORTFOLIO

                  [4 PHOTOS OF AMB-SGP, L.P. PORTFOLIO OMITTED]

                                       18

                 MORTGAGE LOAN NO. 2 -- AMB-SGP, L.P. PORTFOLIO

                    [MAP OF AMB-SGP, L.P. PORTFOLIO OMITTED]

                                       19

                 MORTGAGE LOAN NO. 2 -- AMB-SGP, L.P. PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              PMCF
LOAN PURPOSE:                      Refinance
ORIGINAL BALANCE: (1)              $160,000,000
CUT-OFF DATE BALANCE: (1)          $160,000,000
FIRST PAYMENT DATE:                04/05/2007
INTEREST RATE:                     5.29000%
AMORTIZATION TERM:                 324 months
ARD:                               No
ANTICIPATED REPAYMENT DATE:        NAP
MATURITY DATE:                     03/05/2012
EXPECTED MATURITY BALANCE:         $145,711,647
SPONSOR:                           AMB-SGP, L.P.
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   23-payment lockout from the first payment
                                   date, with the greater of 1% or yield
                                   maintenance for the following 31 payments,
                                   and with respect to one-half of the principal
                                   balance, open to prepayment without premium
                                   for the following 4 payments, and with
                                   respect to the entire principal balance, open
                                   to prepayment without premium thereafter
                                   through the maturity date.
CUT-OFF DATE BALANCE PER SF: (1)   $30.98
UP-FRONT RESERVES:                 None
ONGOING RESERVES:                  RE Taxes: (2)    Springing
                                   Insurance: (2)   Springing
LOCKBOX: (3)                       Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (MOODY'S/S&P): (4)   Baa1 / BBB-
SINGLE ASSET/PORTFOLIO:            Portfolio
PROPERTY TYPE:                     Industrial
PROPERTY SUB-TYPE:                 Various
LOCATION:                          Various - See Table
YEAR BUILT/RENOVATED:              Various - See Table
PERCENT LEASED (AS OF):            94.8% (01/02/2007)
NET RENTABLE AREA:                 6,456,817
THE COLLATERAL:                    Twenty industrial properties comprising 65
                                   buildings located in California, Georgia,
                                   Illinois, New Jersey, New York, and Texas.
OWNERSHIP INTEREST:                Fee
PROPERTY MANAGEMENT: (5)           AMB Property, L.P., CB Richard Ellis, Inc.,
                                   and Lincoln Property Company Commercial, Inc.
3RD MOST RECENT NOI (AS OF):       $25,941,874 (TTM 12/31/2004)
2ND MOST RECENT NOI (AS OF):       $29,658,802 (TTM 12/31/2005)
MOST RECENT NOI (AS OF): (6)       $29,289,960 (TTM 12/31/2006)
U/W NET OP. INCOME:                $28,822,401
U/W NET CASH FLOW:                 $26,500,374
U/W OCCUPANCY:                     93.0%
APPRAISED VALUE (AS OF):           $470,050,000 (10/2006-12/2006)
CUT-OFF DATE LTV RATIO: (1)(7)     42.5%
LTV RATIO AT MATURITY: (1)(7)      39.5%
U/W DSCR: (1)(8)                   1.93x
U/W DSCR POST IO:                  NAP
--------------------------------------------------------------------------------

(1)  The subject $160,000,000 mortgage loan represents an 80.0% pari passu portion of a $200,000,000 senior A-note, and is one of four notes representing a total first mortgage debt of $305,000,000 consisting of two senior pari passu A notes, an A-1 fixed rate note (included in the trust)
     in the original principal amount of $160,000,000 and an A-2 floating rate note (not included in the trust) in the original principal amount of
     $40,000,000, and two subordinate pari passu B notes, a B-1 fixed rate note
     (not included in the trust) in the original principal amount of $84,000,000 and a B-2 floating rate note (not included in the trust) in the original principal amount of $21,000,000. All Loan per SF, LTV and DSCR numbers in the table are based on the $200,000,000 A-note financing. All DSCR numbers on the A-note financing were calculated assuming one-month LIBOR equal to
     5.50% per annum at all times in connection with the A-2 floating rate note.
     See "The Loan" and "Additional Indebtedness" herein for additional information.

(2)  Tax reserves will spring if: (i) an event of default under the loan occurs or (ii) the borrower fails to timely provide evidence of payment of taxes.
     Insurance reserves will spring if: (i) an event of default under the loan occurs or (ii) the borrower fails to timely provide evidence of payment of insurance premiums.

(3)  Lockbox springs to hard upon the occurrence of (i) an event of default under the loan or (ii) lender's determination that the portfolio's DSCR
     (based on the $305,000,000 total first mortgage debt) does not exceed 1.10x on a trailing 12 month basis.

(4)  Moody's Investors Service, Inc. and Standard and Poor's Ratings Services, a
     division of The McGraw-Hill Companies, Inc., have confirmed that the
     AMB-SGP, L.P. Portfolio Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated
     "Baa1" / "BBB-", respectively.

(5)  See "Property Management" herein for additional information.

(6)  TTM 12/31/2006 was calculated based on the portfolio's actual operating performance during the first three quarters of 2006 plus the borrower's budget figures for the fourth quarter of 2006.

(7)  The Cut-off Date LTV Ratio and LTV Ratio at Maturity of the $305,000,000
     total first mortgage debt are 64.9% and 60.3%, respectively.

(8)  The U/W DSCR based on the $305,000,000 total first mortgage debt is 1.24x;
     the U/W DSCR calculation assumes a LIBOR of 5.5% at all times with respect to the A-2 floating rate note and the B-2 floating rate note.

THE AMB-SGP, L.P. PORTFOLIO LOAN.

     THE LOAN. The second largest loan (the "AMB-SGP, L.P. Portfolio Loan") is evidenced by a $160,000,000 A-1 Note, which is the senior fixed rate portion of a $305,000,000 first mortgage loan (the "AMB-SGP, L.P. Portfolio Loan Group")
secured by the borrowers' fee simple interests in 20 industrial properties comprising 65 buildings located in California, Georgia, Illinois, New Jersey,
New York, and Texas (the "AMB-SGP, L.P. Portfolio Properties"). The remaining portions of the AMB-SGP, L.P. Portfolio Loan Group consist of (i) a senior floating rate loan in the original principal amount of $40,000,000 (the "A-2
Floating Rate Note"), (ii) a subordinate fixed rate loan in the original principal amount of $84,000,000 (the "B-1 Fixed Rate Note"), and (iii) a
subordinate floating rate loan in the original

                                       20

principal amount of $21,000,000 (the "B-2 Floating Rate Note"). All four notes are secured by first mortgages (collectively, the "Mortgage") encumbering the
AMB-SGP, L.P. Portfolio Properties.

     THE BORROWERS. The borrowers, AMB-SGP CIF-I, LLC, AMB-SGP CIF-California,
LLC, AMB-SPG Docks, LLC, AMB-SGP CIF-Illinois, L.P., AMB-SGP Georgia, LLC,
AMB-SGP TX/IL SUB, LLC, and AMB-SGP California, LLC (each, an "AMB-SGP, L.P.
Portfolio Borrower" and collectively, the "AMB-SGP, L.P. Portfolio Borrowers"), are single purpose entities that own no material assets other than the respective AMB-SGP, L.P. Portfolio Properties and related interests. The
AMB-SGP, L.P. Portfolio Borrowers consist of a Delaware limited partnership and six single member Delaware limited liability companies that are each structured with an independent director. A non-consolidation opinion with respect to the
AMB-SGP, L.P. Portfolio Borrowers was delivered at origination. The sponsor of the AMB-SGP, L.P. Portfolio Loan is AMB-SGP, L.P., a joint venture between AMB
Property, L.P. (50.25% ownership) and Industrial JV Pte. Ltd. (49.75% ownership)
("IJV"), an affiliate of GIC Real Estate Pte. Ltd. ("GIC RE"). AMB Property,
L.P. is the operating partnership of AMB Property Corporation, and IJV is a subsidiary of the real estate investment subsidiary of The Government of
Singapore Investment Corporation Pte. Ltd. AMB Property Corporation (NYSE: AMB)
is an industrial real estate investment trust, and through its subsidiary, engages in the acquisition, development, and operation of industrial properties in North America, Europe and Asia. As of December 31, 2006, AMB owned or had investments in properties and development projects totaling approximately 124.7 million square feet and 1,088 buildings within 12 countries. As of December 31,
2006, AMB Property Corporation reported total assets of approximately $6.7 billion and a net worth of approximately $2.2 billion. GIC RE, a private company wholly owned by the government of Singapore, is the real investment arm of The
Government of Singapore Investment Corporation Pte. Ltd. that manages the foreign reserves of Singapore. GIC RE's portfolio of properties comprises over
150 separate investments in over 30 countries.

     THE PROPERTIES. The AMB-SGP, L.P. Portfolio Properties consist of 20 industrial properties comprising 65 buildings totaling 6,456,817 square feet that are located in California, Georgia, Illinois, New Jersey, New York, and
Texas. Eight of the AMB-SGP, L.P. Portfolio Properties comprising 28 buildings are located in California, two of the AMB-SGP, L.P. Portfolio Properties
comprising 13 buildings are located in Georgia, seven of the AMB-SGP, L.P.
Portfolio Properties comprising 18 buildings are located in Illinois, one of the
AMB-SGP, L.P. Portfolio Properties comprising one building is located in New
Jersey, one of the AMB-SGP, L.P. Portfolio Properties comprising four buildings is located in New York, and one of the AMB-SGP, L.P. Portfolio Properties
comprising one building is located in Texas. On a combined basis, the portfolio is approximately 94.8% leased as of January 2, 2007.

     More specific information about each of the AMB-SGP, L.P. Portfolio
Properties is set forth in the tables below:

                                                                                                 ALLOCATED
                                                                               YEAR BUILT/     CUT-OFF DATE
PROPERTY                                            LOCATION                    RENOVATED      LOAN BALANCE      NRA
-----------------------------------------------------------------------------------------------------------------------

Docks Corner                                        South Brunswick, NJ     1957, 1997 / NAP   $ 24,680,000   1,205,623
Alvarado Business Center                            San Leandro, CA         1959-1988 / 1988   $ 21,167,000     696,025
Southfield/KRDC Industrial (1)                      Forest Park, GA         1986-1987 / NAP    $ 15,263,000     780,675
JFK Airgate Center                                  Jamaica, NY             1987-1989 / NAP    $ 12,766,000     229,174
Emery/Southfield (1)                                Forest Park, GA         1997-1999 / NAP    $ 12,053,000     566,055
LA County Industrial Portfolio - City of Industry   City of Industry, CA    1976-1979 / NAP    $ 11,455,000     459,395
Fairway Drive Industrial                            San Leandro, CA         1952-1998 / NAP    $ 10,906,000     371,064
LA County Industrial Portfolio - Carson             Carson, CA                 1974 / NAP      $  9,574,000     300,636
Elk Grove Village - Itasca                          Itasca, IL              1981-1982 / NAP    $  8,751,000     396,326
Belden Avenue                                       Addison, IL                1991 / NAP      $  8,232,000     346,233
Los Nietos Business Center                          Santa Fe Springs, CA       1989 / NAP      $  6,228,000     212,957
Milmont Page Business Center                        Fremont, CA                1982 / NAP      $  5,224,000     199,862
Elk Grove Village - Elk Grove                       Elk Grove Village, IL   1971-1980 / NAP    $  3,724,000     214,229
Wood Dale Industrial - Elk Grove Village            Elk Grove Village, IL      1981 / NAP      $  2,026,000     119,590
Pardee Drive                                        Oakland, CA                1978 / NAP      $  1,741,000      33,411
LA County Industrial Portfolio - Norwalk            Norwalk, CA                1975 / NAP      $  1,586,000      60,000
Wood Dale Industrial - Wheeling                     Wheeling, IL               1981 / NAP      $  1,294,000      82,000
Wood Dale Industrial - Wood Dale                    Wood Dale, IL              1981 / NAP      $  1,246,000      89,718
Richardson Tech Center II                           Richardson, TX             1999 / NAP      $  1,066,000      25,600
Elk Grove Village - Northbrook                      Northbrook, IL             1974 / NAP      $  1,018,000      68,244
-----------------------------------------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE                                                                       $160,000,000   6,456,817
=======================================================================================================================

                                                    PERCENT                   APPRAISED
PROPERTY                                             LEASED     U/W NCF         VALUE
----------------------------------------------------------------------------------------

Docks Corner                                         100.0%   $ 4,105,722   $ 67,200,000
Alvarado Business Center                             100.0%   $ 3,636,258   $ 62,000,000
Southfield/KRDC Industrial (1)                        94.8%   $ 2,414,070   $ 35,000,000
JFK Airgate Center                                   100.0%   $ 2,055,389   $ 35,300,000
Emery/Southfield (1)                                 100.0%   $ 1,992,893   $ 34,800,000
LA County Industrial Portfolio - City of Industry    100.0%   $ 1,955,291   $ 35,300,000
Fairway Drive Industrial                             100.0%   $ 1,820,346   $ 32,000,000
LA County Industrial Portfolio - Carson               50.0%   $ 1,709,704   $ 32,500,000
Elk Grove Village - Itasca                            89.5%   $ 1,408,019   $ 26,200,000
Belden Avenue                                        100.0%   $ 1,342,760   $ 22,000,000
Los Nietos Business Center                            92.7%   $ 1,033,167   $ 23,600,000
Milmont Page Business Center                         100.0%   $   849,863   $ 16,100,000
Elk Grove Village - Elk Grove                         83.4%   $   588,455   $ 11,700,000
Wood Dale Industrial - Elk Grove Village              92.4%   $   326,973   $  7,200,000
Pardee Drive                                         100.0%   $   290,820   $  4,900,000
LA County Industrial Portfolio - Norwalk             100.0%   $   271,652   $  5,700,000
Wood Dale Industrial - Wheeling                       81.7%   $   193,635   $  5,450,000
Wood Dale Industrial - Wood Dale                      71.4%   $   183,197   $  6,400,000
Richardson Tech Center II                            100.0%   $   174,236   $  2,800,000
Elk Grove Village - Northbrook                       100.0%   $   147,924   $  3,900,000
----------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE                              94.8%   $26,500,374   $470,050,000
========================================================================================

(1)  For purposes of partial releases and property substitutions,
     Southfield/KRDC Industrial and Emery/Southfield properties are combined and are treated as an entire, single property in the portfolio.

                                       21

                                                                                            % OF TOTAL    ANNUALIZED
                                                                    % OF     ANNUALIZED     ANNUALIZED   UNDERWRITTEN
                              CREDIT RATING (FITCH/              PORTFOLIO  UNDERWRITTEN   UNDERWRITTEN    BASE RENT     LEASE
TENANT NAME                     MOODY'S/ S&P) (1)    TENANT NRA     NRA     BASE RENT ($)    BASE RENT    ($ PER NRA)  EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------

Home Depot USA, Inc.                A+/Aa3/A+           466,321       7%     $ 1,748,704       6%            $3.75      03/31/2008
Cooper Tire & Rubber Company         --/B2/B+           329,202       5%     $ 1,675,638       5%            $5.09      09/30/2008
St. George Warehouse (2)             --/--/--           250,634       4%     $ 1,124,634       4%            $4.49     Various (2)
Sealed Air Corporation             --/Baa3/BBB          194,471       3%     $   924,702       3%            $4.75     Various (3)
Carlisle Plastics, LP                --/--/--           189,924       3%     $   923,028       3%            $4.86      12/31/2011
Airlink Express, Inc.                --/--/--           171,680       3%     $   644,470       2%            $3.75     Various (4)
Custom Food Products, Inc.           --/--/--           150,277       2%     $ 1,020,000       3%            $6.79      07/31/2014
Franco Apparel Group, Inc.           --/--/--           148,187       2%     $   607,567       2%            $4.10      10/31/2009
Kuehne & Nagel, Inc.                 --/--/--           132,360       2%     $   590,326       2%            $4.46      12/31/2007
Expeditors International             --/--/--           125,955       2%     $   724,241       2%            $5.75      09/30/2007
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                2,159,011      33%     $ 9,983,310      32%            $4.62
==================================================================================================================================
Other Tenants                        Various          3,964,059      61%     $21,515,337      68%            $5.43       Various
Vacant Space                           NAP              333,747       5%     $         0       0%            $0.00         NAP
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                6,456,817     100%     $31,498,647     100%            $5.14
==================================================================================================================================

(1)  Credit ratings are those of the parent company, whether or not the parent guarantees the lease.

(2)  Tenant signed a lease for 157,324 square feet at the Fairway Drive
     Industrial property at a current annual base rent of $755,155 and is not yet in occupancy or paying rent. Occupancy is expected by end of March
     2006. The lender underwrote an annualized base rent of $751,394 for this space. 157,324 square feet expires on 01/15/2016 and 93,310 square feet expires on 05/31/2007.

(3)  110,824 square feet expires on 12/31/2009 and 83,647 square feet expires on
     12/31/2016.

(4)  98,465 square feet expires on 03/31/2007, 37,975 square feet expires on
     04/30/2007, and 35,240 square feet expires on 04/30/2009.

                           LEASE ROLLOVER SCHEDULE (1)

                                                                                            AVERAGE U/W
             # OF LEASES      TOTAL       % OF TOTAL   CUMULATIVE TOTAL    CUMULATIVE %    BASE RENT PER
   YEAR        EXPIRING    SF EXPIRING   SF EXPIRING      SF EXPIRING     OF SF EXPIRING    SF EXPIRING
--------------------------------------------------------------------------------------------------------

  Vacant          --          333,747          5%            333,747              5%              --
   2007           56        1,761,086         27%          2,094,833             32%          $ 4.79
   2008           37        1,382,660         21%          3,477,493             54%          $ 4.82
   2009           48        1,331,823         21%          4,809,316             74%          $ 5.24
   2010           19          504,722          8%          5,314,038             82%          $ 5.60
   2011           18          620,811         10%          5,934,849             92%          $ 5.42
   2012            5           79,829          1%          6,014,678             93%          $ 8.49
   2013            1            6,150          0%          6,020,828             93%          $ 6.92
   2014            3          177,017          3%          6,197,845             96%          $ 6.52
   2015            2           18,001          0%          6,215,846             96%          $12.42
   2016            2          240,971          4%          6,456,817            100%          $ 4.77
Thereafter        --               --         --           6,456,817            100%              --
--------------------------------------------------------------------------------------------------------

(1)  The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The LA County Industrial Portfolio - City of Industry,
LA County Industrial Portfolio - Carson, Los Nietos Business Center, and LA
County Industrial Portfolio - Norwalk properties are managed by CB Richard
Ellis, Inc., and the Richardson Tech Center II property is managed by Lincoln
Property Company Commercial, Inc., neither of which are affiliated with the
AMB-SGP, L.P. Portfolio Borrowers. All other AMB-SGP, L.P. Portfolio Properties are managed by AMB Property, L.P., an affiliate of the AMB-SGP, L.P. Portfolio
Borrowers.

     ADDITIONAL INDEBTEDNESS. The AMB-SGP, L.P. Portfolio Properties also secure
(i) the A-2 Floating Rate Note with an original principal amount of $40,000,000,
(ii) the B-1 Fixed Rate Note with an original principal amount of $84,000,000, and (iii) the B-2 Floating Rate Note with an original principal amount of
$21,000,000. Only the A-1 Note is included in the trust. The combined aggregate original principal balance of the A-1 Note, the A-2 Floating Rate Note, the B-1
Fixed Rate Note and the B-2 Floating Rate Note is $305,000,000. The AMB-SGP,
L.P. Portfolio Loan Group matures on March 5, 2012. See table below for additional loan terms.

                                                ORIGINAL
                 LOAN TYPE                       BALANCE        AMORTIZATION        INTEREST RATE (1)
-------------------------------------------------------------------------------------------------------

  Senior A-Note             A-1 Note          $160,000,000       324 months             5.29000%
                     A-2 Floating Rate Note   $ 40,000,000     Interest Only    One month LIBOR + 0.81%
Subordinate B-Note     B-1 Fixed Rate Note    $ 84,000,000       324 months             5.90000%
                     B-2 Floating Rate Note   $ 21,000,000     Interest Only    One month LIBOR + 1.35%
-------------------------------------------------------------------------------------------------------
   TOTAL                                      $305,000,000
=======================================================================================================

(1)  There is no interest rate cap on the LIBOR component of the A-2 Floating
     Rate Note or the B-2 Floating Rate Note.

                                       22

     The holders of the B-1 Fixed Rate Note and the B-2 Floating Rate Note will each have various consent rights with respect to material servicing decisions, a right to appoint or replace the special servicer under certain conditions, a right to cure defaults and an option to purchase the senior A-Note under certain circumstances. For more information with respect to these rights, see
"Description of the Mortgage Pool-Pari Passu, Subordinate and/or Other
Financing-Split Loan Structures-The AMB-SGP, L.P. Portfolio Loan Group" in the
Prospectus Supplement. The A-2 Floating Rate Note, the B-1 Fixed Rate Note and
the B-2 Floating Rate Note are currently held by The Prudential Insurance
Company of America.

     GROUND LEASE. None.

     RELEASE OF PROPERTIES. Commencing on August 14, 2007, the AMB-SGP, L.P.
Portfolio Borrowers are permitted to release any property or building from the lien of the Mortgage (each a "Release"), subject to fulfillment of certain conditions including, but not limited to: (a) no event of default under the
AMB-SGP, L.P. Portfolio Loan has occurred; (b) the AMB-SGP, L.P. Portfolio
Borrower pays (i) 115% of the allocable loan amount with respect to such Release if prior to and including such Release the Dock's Corner property is part of the collateral securing the AMB-SGP, L.P. Portfolio Loan Group, or (ii) 110% of the
allocable loan amount with respect to such Release if the Dock's Corner property is not part of the collateral securing the AMB-SGP, L.P. Portfolio Loan Group
(the applicable payment, a "Release Price") and any applicable prepayment premium attributable thereto; (c) the payment of the Release Price must not reduce the outstanding principal balance of the AMB-SGP, L.P. Portfolio Loan
Group below $65,000,000, provided, however, if following the proposed Release, the Dock's Corner property is part of the collateral securing the AMB-SGP, L.P.
Portfolio Loan Group, the payment of the Release Price must not reduce the outstanding principal balance of the AMB-SGP, L.P. Portfolio Loan Group below
$150,000,000; (d) such AMB-SGP, L.P. Portfolio Borrower will provide evidence satisfactory to lender that for the next succeeding 12 months after giving effect to the proposed Release: (A) the portfolio's DSCR (based on the AMB-SGP,
L.P. Portfolio Loan Group) is equal to or greater than the greater of (i) the portfolio's DSCR immediately prior to such proposed Release or (ii) the applicable DSCR set forth in the table shown below, and (B) the portfolio's LTV ratio (based on the AMB-SGP, L.P. Portfolio Loan Group) is equal to or less than the lesser of (i) the portfolio's LTV ratio immediately prior to such proposed
Release or (ii) the applicable LTV ratio set forth in the table shown below, provided, however, that if one or more of the foregoing DSCR and LTV requirements is not satisfied and prepayment is otherwise permitted pursuant to the terms of the mortgage loan documents, then such AMB-SGP, L.P. Portfolio
Borrower may qualify for a Release by paying down a portion of the outstanding principal balance of the AMB-SGP, L.P. Portfolio Loan Group which lender determines is necessary to satisfy such requirements (and paying any prepayment premium applicable thereto); and (e) such AMB-SGP, L.P. Portfolio Borrower must pay all reasonable costs and expenses associated with the Release.

    % OF ORIGINAL LOAN AMOUNT OUTSTANDING      LTV RATIO NOT      DSCR NOT
 AFTER GIVING EFFECT TO SUCH PARTIAL RELEASE   GREATER THAN:     LESS THAN:
----------------------------------------------------------------------------
>= 80%                                              70%            1.25x
< 80% but >= 60%                                    65%            1.35x
< 60% but >= 40%                                    60%            1.45x
< 40% but >= 21%                                    55%            1.50x
< 21%                                          Partial Release Not Available

     The Release Price will be applied in such order as lender will determine, provided, however, that as long as no event of default under the AMB-SGP, L.P.
Portfolio Loan has occurred, the applicable AMB-SGP, L.P. Portfolio Borrower will have the right, in its sole discretion, to determine the allocation of the
Release Price between (i) the A-2 Floating Rate Note and the B-2 Floating Rate
Note and (ii) the A-1 Note and the B-1 Fixed Rate Note; provided further that
(i) payments allocated to the A-2 Floating Rate Note and the B-2 Floating Rate
Note will be applied pro rata to each of those notes based on their outstanding principal balance and (ii) payments allocated to the A-1 Note and the B-1 Fixed
Rate Note will be applied pro rata to each of those notes based on their outstanding principal balance. Following such partial prepayment, the debt service will be adjusted downward to reflect such partial prepayment.

     SUBSTITUTION OF PROPERTIES. Any time commencing on August 14, 2007, but prior to March 14, 2011, the AMB-SGP, L.P. Portfolio Borrowers will have the right, on up to five occasions during the loan term, to substitute one or more properties (each such individual property, a "Proposed Property") for a single property securing the AMB-SGP, L.P. Portfolio Loan Group and such property will be released from the lien of the Mortgage (each such substitution and lien release, a "Substitution"), subject to fulfillment of certain conditions including, but not limited to: (a) in no event will the aggregate allocable loan amount (as determined by lender) of the properties released from the portfolio in connection with such Substitutions exceed 35% of the AMB-SGP, L.P. Portfolio
Loan Group amount (i.e. $106,750,000); (b) no event of default under the
AMB-SGP, L.P. Portfolio Loan has occurred; (c) such AMB-SGP, L.P. Portfolio
Borrower will provide evidence satisfactory to lender that for the next succeeding 12 months after giving effect to the Substitution, as reasonably determined by lender at the time of the proposed substitution: (A) the portfolio's DSCR (based on the AMB-SGP, L.P. Portfolio Loan Group) is not less than the greater of (i) the portfolio's DSCR immediately prior to the date of such Substitution or (ii) 1.40x, and (B) the portfolio's LTV ratio (based on the
AMB-SGP, L.P. Portfolio Loan Group) after giving effect to such Substitution is no greater than 70%, provided, however, that if one or more of the foregoing
DSCR and LTV requirements is not satisfied and prepayment is otherwise permitted pursuant to the terms of the mortgage loan documents, then the AMB-SGP, L.P.
Portfolio Borrowers may qualify for a Substitution by paying down a portion of the outstanding principal balance of the AMB-SGP, L.P. Portfolio Loan Group which lender determines is necessary to satisfy such requirements (and paying any prepayment premium applicable thereto); (d) the Proposed Property must be a fully constructed industrial bulk warehouse, distribution, or generally similar property which is similar in type and quality to the property being released, as reasonably determined by lender, and the leases for the Proposed Property
(including the lease expiration profile for the Proposed Property) and the credit of the tenants under the leases for the Proposed Property must be generally similar to those of the property being released as part of the
Substitution; (e) the proposed Substitution must

                                       23

not, when added to all prior Substitutions effected by the AMB-SGP, L.P.
Portfolio Borrowers, cause the total number of properties removed from the portfolio as a result of Substitutions during the loan term to exceed five; (f)
the AMB-SGP, L.P. Portfolio Borrower must pay all reasonable costs and expenses associated with the Substitution; (g) for each Substitution, the AMB-SGP, L.P.
Portfolio Borrower must pay a fee equal to the greater of (i) 0.50% of the allocable loan amount of the property being replaced or (ii) $25,000; and (h)
the lender must have received confirmation from the rating agencies of no withdrawal, qualification, or downgrade of the then-current ratings of the
2007-PWR15 certificates.

                                       24

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                       25

                      MORTGAGE LOAN NO. 3 -- 1325 G STREET

                       [5 PHOTOS OF 1325 G STREET OMITTED]

                                       26

                      MORTGAGE LOAN NO. 3 -- 1325 G STREET

                         [MAP OF 1325 G STREET OMITTED]

                                       27

                      MORTGAGE LOAN NO. 3 -- 1325 G STREET

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              BSCMI
LOAN PURPOSE:                      Acquisition
ORIGINAL BALANCE:                  $100,000,000
CUT-OFF DATE BALANCE:              $100,000,000
FIRST PAYMENT DATE:                12/01/2006
INTEREST RATE:                     5.48300%
AMORTIZATION TERM:                 Interest Only
ARD:                               No
ANTICIPATED REPAYMENT DATE:        NAP
MATURITY DATE:                     11/01/2016
EXPECTED MATURITY BALANCE:         $100,000,000
SPONSOR:                           Behringer Harvard REIT I, Inc.
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   28-payment lockout from the first payment
                                   date, with U.S. Treasury defeasance for the
                                   following 89 payments, and open to prepayment
                                   without premium thereafter through the
                                   maturity date.
CUT-OFF DATE BALANCE PER SF:       $326.20
UP-FRONT RESERVES:                 None
ONGOING RESERVES:                  RE Taxes: (1)      Springing
                                   Insurance: (1)     Springing
                                   Replacement: (2)   Springing
                                   TI/LC: (3)         Springing
LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (MOODY'S/S&P):       NAP
SINGLE ASSET/PORTFOLIO:            Single Asset
PROPERTY TYPE:                     Office
PROPERTY SUB-TYPE:                 Urban
LOCATION:                          Washington, DC
YEAR BUILT/RENOVATED:              1969 / 2004
PERCENT LEASED (AS OF):            84.4% (12/31/2006)
NET RENTABLE AREA:                 306,563
THE COLLATERAL:                    10-story, Class A office building in
                                   Washington, DC
OWNERSHIP INTEREST:                Fee
PROPERTY MANAGEMENT:               HPT Management Services LP
3RD MOST RECENT NOI (AS OF):       NAP
2ND MOST RECENT NOI (AS OF):       $6,121,221 (TTM 12/31/2005)
MOST RECENT NOI (AS OF):           $7,504,055 (TTM 12/31/2006)
U/W NET OP. INCOME:                $8,272,411
U/W NET CASH FLOW:                 $7,974,146
U/W OCCUPANCY:                     90.0%
APPRAISED VALUE (AS OF):           $140,000,000 (09/25/2006)
CUT-OFF DATE LTV RATIO:            71.4%
LTV RATIO AT MATURITY:             71.4%
U/W DSCR:                          1.43x
U/W DSCR POST IO:                  NAP
--------------------------------------------------------------------------------

(1)  Tax and insurance reserves will spring if borrower (i) fails to provide evidence of payment of taxes or insurance premiums, (ii) is delinquent in the payment of any taxes or insurance premiums or (iii) an event of default occurs.

(2)  Replacement reserves will spring if lender determines that the property is not being property maintained or the tangible net worth of Behringer
     Harvard REIT I, Inc. falls below $250,000,000.

(3)  TI/LC reserves spring if (i) borrower fails to pay outstanding tenant improvements and rent concessions as defined in the loan documents, (ii)
     the tangible net worth of Behringer Harvard REIT I, Inc. falls below
     $250,000,000 or (iii) an event of default occurs. Behringer Harvard REIT I,
     Inc. has guaranteed to the lender payment of the outstanding tenant improvements and rent concessions described above.

THE 1325 G STREET LOAN.

     THE LOAN. The third largest loan (the "1325 G Street Loan") is a
$100,000,000 first mortgage loan secured by the borrower's fee interest in 1325
G Street (the "1325 G Street Property") located in Washington, DC.

     THE BORROWER. The borrower, Behringer Harvard 1325 G Street, LLC, is a single purpose entity (the "1325 G Street Borrower") that owns no material assets other than the 1325 G Street Property and related interests. The managing member of the borrower is structured with one independent director. A non-consolidation opinion was delivered at origination. The sponsor, Behringer
Harvard REIT I, Inc., is a private real estate investment trust (REIT) formed in
2002. As of September 30, 2006, Behringer Harvard REIT I, Inc. reported cash and cash equivalents of approximately $194 million and total stockholders equity of approximately $759 million.

     THE PROPERTY. The 1325 G Street Property is a 306,563 square foot, Class A, office building located in Washington, DC. The 1325 G Street Property was approximately 84.4% leased as of December 31, 2006. The 1325 G Street Property was built in 1969 and most recently renovated in 2004 with lobby, facade and elevator renovations. The 1325 G Street Property is located in the East End submarket of Washington, DC. The District of Columbia office market consists of
93.3 million square feet of competitive space and has a vacancy rate of 6.0%.
The East End submarket contains 31.2 million square feet of competitive office space with a vacancy rate of 5.2% as of 3rd Quarter 2006. Approximately 20% of the 1325 G Street Property is leased to the United States General Services
Administration. The FBI occupies 43,760 square feet, while The United States
Agency for International Development occupies 17,100 square feet. Other tenants include the Neighborhood Reinvestment Corporation, occupying approximately 19%
and Associates Relocation Management, occupying approximately 9% of the 1325 G
Street Property's net rentable area. Investment grade rated

                                       28

tenants or their affiliates occupy approximately 20% of the net rentable area, and account for approximately 18% of the total underwritten base rent.

     More specific information about the 1325 G Street Property is set forth in the tables below:

                                                                                       % OF TOTAL    ANNUALIZED
                                        CREDIT RATING                    ANNUALIZED    ANNUALIZED   UNDERWRITTEN
                                           (FITCH/       TENANT  % OF   UNDERWRITTEN  UNDERWRITTEN    BASE RENT
TENANT NAME                            MOODY'S/S&P)(1)    NRA     NRA  BASE RENT ($)    BASE RENT    ($ PER NRA)  LEASE EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------

Neighborhood Reinvestment Corporation      --/--/--      57,866   19%    $2,446,471         25%        $42.28         05/31/2013
GSA-FBI                                  AAA/Aaa/AAA     43,760   14%    $1,247,545         13%        $28.51         02/15/2009
Associates Relocation Management           --/--/--      29,030    9%    $1,205,108         13%        $41.51         05/31/2008
Synergy Workplaces                         --/--/--      19,158    6%    $  815,173          8%        $42.55         08/31/2015
Merrill Corporation                        --/--/--      17,114    6%    $  566,965          6%        $33.13         11/30/2008
GSA-USA                                  AAA/Aaa/AAA     17,100    6%    $  487,500          5%        $28.51         12/13/2008
Belo Capital Bureaus, Inc.                 --/--/--      12,084    4%    $  503,325          5%        $41.65         05/31/2011
RS Information Systems, Inc.               --/--/--      11,694    4%    $  497,580          5%        $42.55         08/31/2010
Source Media Inc.                          --/--/--      10,744    4%    $  451,570          5%        $42.03         12/31/2009
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                  218,550   71%    $8,221,236         85%        $37.62
----------------------------------------------------------------------------------------------------------------------------------
Other Tenants                              Various       40,260   13%    $1,403,491         15%        $34.86           Various
Vacant Space                                 NAP         47,753   16%    $        0          0%        $ 0.00             NAP
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                  306,563  100%    $9,624,727        100%        $37.19
==================================================================================================================================

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

                           LEASE ROLLOVER SCHEDULE (1)

                                                                                   AVERAGE U/W BASE
            # OF LEASES   TOTAL SF   % OF TOTAL  CUMULATIVE TOTAL   CUMULATIVE %     RENT PER SF
   YEAR      EXPIRING(2)  EXPIRING  SF EXPIRING     SF EXPIRING    OF SF EXPIRING      EXPIRING
---------------------------------------------------------------------------------------------------

  Vacant         --        47,753       16%            47,753             16%                --
   2007          --            --       --             47,753             16%                --
   2008          12        95,919       31%           143,672             47%            $35.11
   2009           2        54,504       18%           198,176             65%            $31.17
   2010           1        11,694        4%           209,870             68%            $42.55
   2011           3        18,313        6%           228,183             74%            $41.08
   2012          --            --       --            228,183             74%                --
   2013          10        58,077       19%           286,260             93%            $42.19
   2014           1         1,145        0%           287,405             94%            $37.15
   2015           1        19,158        6%           306,563            100%            $42.55
   2016          --            --       --            306,563            100%                --
Thereafter       --            --       --            306,563            100%                --

(1)  The information in the table is based on the underwritten rent roll.

(2)  For the purposes of this column, each leased tenant space was considered a separate lease even if multiple tenant spaces were covered under the same lease.

     PROPERTY MANAGEMENT. The 1325 G Street Property is managed by HPT
Management Services LP, an affiliate of the 1325 G Street Borrower. HPT
Management Services sub-contracts the management to Trammell Crow Services, Inc.
Founded in 1948, Trammell Crow Company is one of the largest diversified commercial real estate services companies in the world with approximately 6,800 employees in more than 60 countries. The Trammell Crow Company currently has over 500 million square feet of real estate under management.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not allowed.

                                       29

             MORTGAGE LOAN NO. 4 -- RENAISSANCE ORLANDO AT SEA WORLD

             [3 PHOTOS OF RENAISSANCE ORLANDO AT SEA WORLD OMITTED]

                                       30

             MORTGAGE LOAN NO. 4 -- RENAISSANCE ORLANDO AT SEA WORLD

                [MAP OF RENAISSANCE ORLANDO AT SEA WORLD OMITTED]

                                       31

             MORTGAGE LOAN NO. 4 -- RENAISSANCE ORLANDO AT SEA WORLD

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              BSCMI
LOAN PURPOSE:                      Acquisition
ORIGINAL BALANCE: (1)              $88,000,000
CUT-OFF DATE BALANCE: (1)          $88,000,000
FIRST PAYMENT DATE: (1)            08/01/2005
INTEREST RATE: (1)                 5.51800%
AMORTIZATION TERM:                 Months 1-36: Interest Only
                                   Months 37-132: 300 months
ARD:                               No
ANTICIPATED REPAYMENT DATE:        NAP
MATURITY DATE: (1)                 07/01/2016
EXPECTED MATURITY BALANCE: (1)     $72,418,327
SPONSOR:                           Sunstone Hotel Investors, Inc.
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   36-payment lockout from the first payment
                                   date, yield maintenance for the following 8
                                   payments, U.S. Treasury defeasance for the
                                   following 85 payments, and open to prepayment
                                   without premium thereafter through the
                                   maturity date.
CUT-OFF DATE BALANCE PER ROOM:     $113,110.54
UP-FRONT RESERVES:                 RE Taxes:               $478,563
                                   Other: (2)              $579,131
                                   Deferred Maintenance:   $755,825
ONGOING RESERVES:                  RE Taxes:               $119,641 / month
                                   Insurance: (3)          Springing
LOCKBOX:                           Springing Hard (4)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (MOODY'S/S&P):       NAP
SINGLE ASSET/PORTFOLIO:            Single Asset
PROPERTY TYPE:                     Hospitality
PROPERTY SUB-TYPE:                 Full Service
LOCATION:                          Orlando, FL
YEAR BUILT/RENOVATED:              1984 / 2006 - 2007
OCCUPANCY (AS OF):                 70.1% (08/31/2006)
ROOMS:                             778
THE COLLATERAL:                    A 10-story full service hotel located in
                                   Orlando, Florida
OWNERSHIP INTEREST:                Fee/Leasehold
PROPERTY MANAGEMENT:               Renaissance Hotel Operating Company
3RD MOST RECENT NOI (AS OF):       $8,963,091 (TTM 12/31/2004)
2ND MOST RECENT NOI (AS OF):       $9,875,207 (TTM 12/31/2005)
MOST RECENT NOI (AS OF):           $12,070,986 (TTM 08/31/2006)
U/W NET OP. INCOME:                $12,838,234
U/W NET CASH FLOW:                 $10,032,836
U/W OCCUPANCY:                     70.1%
U/W ADR:                           $152.76
U/W REVPAR:                        $107.15
APPRAISED VALUE (AS OF):           $185,000,000 (10/15/2006)
CUT-OFF DATE LTV RATIO: (1)        47.6%
LTV RATIO AT MATURITY: (1)         39.1%
U/W DSCR: (1)                      2.04x
U/W DSCR POST IO: (1)              1.54x
--------------------------------------------------------------------------------

(1)  An initial loan amount of $75,000,000 was funded on June 23, 2005.
     Subsequent to this initial funding and subject to certain conditions met by the borrower, an additional advance was funded on August 10, 2006 in the amount of $13,000,000 bringing the loan's current balance as of that date to $88,000,000. The loan is presented with an original balance of
     $88,000,000, an original term of 132 months with a first payment date of
     August 1, 2005, an initial interest only period of 36 months and an interest rate of 5.518%. With regard to the amortization of the loan, the
     Renaissance Orlando at Sea World Loan is scheduled to amortize based on a
     300 month schedule beginning with the payment due on August 1, 2008. All
     Loan per Room, LTV and DSCR numbers in the table are based on the total
     $88,000,000 loan amount.

(2)  At origination, the borrower deposited the amount of $579,131 into the ground lease reserve.

(3)  Insurance reserves spring upon failure of the borrower to provide evidence of payment or to renew insurance 5 business days prior to expiration.

(4)  A hard lockbox is triggered if the property is not managed by the
     Renaissance Hotel Operating Company pursuant to the current management agreement. An excess cash flow sweep is triggered in the event that the
     DSCR based on the previous twelve months is less than 1.20x. Renovations during the fourth quarter of 2006 caused rooms and food and beverage outlets to be closed for a substantial period of time. The DSCR during this renovation period declined to less than 1.20x and as a result, the
     Renaissance Orlando at Sea World Loan is currently in an excess cash flow sweep period. The excess cash flow sweep can be cured if the DSCR based on the previous twelve months is greater than 1.20x for two consecutive quarters. Room renovations have been completed and all rooms are back open.
     The remaining renovations to common areas are expected to be completed by the end of the second quarter of 2007. The borrower has reported the
     January 2007 occupancy, ADR and RevPAR to be 69.4%, $163.52 and $113.48, respectively.

THE RENAISSANCE ORLANDO AT SEA WORLD LOAN.

     THE LOAN. The fourth largest loan (the "Renaissance Orlando at Sea World
Loan") is an $88,000,000 first mortgage loan secured by the borrower's fee and leasehold interest in the Renaissance Orlando at Sea World (the "Renaissance
Orlando at Sea World Property") located in Orlando, Florida.

     THE BORROWER. The borrower, Sunstone Sea Harbor, LLC, a Delaware limited liability company (the "Renaissance Orlando at Sea World Borrower"), owns no material assets other than the Renaissance Orlando at Sea World Property and related interests. A non-consolidation opinion was delivered at origination. The sponsor, Sunstone Hotel Investors, Inc. ("Sunstone"; NYSE: SHO), is a southern
California-based real estate investment trust that owns hotels throughout the
United States. As of February 7, 2007, Sunstone owned

                                       32

51 hotels throughout the United States, operated under franchises from nationally recognized hotel companies such as Marriott, Renaissance, Hyatt,
Hilton and Fairmont.

     THE PROPERTY. The Renaissance Orlando at Sea World Property is a 10-story,
778-room, full-service hotel property built in 1984. The Renaissance Orlando at
Sea World Property is situated adjacent to SeaWorld and in the vicinity of
Universal Studios. The Renaissance Orlando at Sea World is also located within a within 12 miles of numerous tourist attractions including Epcot Center, Disney
World and Disney MGM Studios, and is approximately 11 miles southwest of the
Orlando International Airport. Hotel amenities include an outdoor pool, two whirlpools and a low depth children's pool that underwent renovations in 2004.
Located behind the pool area to the west are three tennis courts, two half basketball courts and one sand volleyball court. The Renaissance Orlando at Sea
World Property also offers a full fitness center with indoor sauna, a game room, a full-service salon, gift shop, six food and beverage facilities and over
87,000 square feet of meeting space. The Renaissance Orlando at Sea World
Property is currently undergoing renovations, which commenced in late 2006 and are expected to be completed during the second quarter of 2007. Sunstone expects that the cost of the renovations will total approximately $27 million ($34,704 per key), with $13 million ($16,710 per key) planned to be spent in 2007. The planned renovations represent the final phase of a full-hotel renovation, including atrium, restaurants, sports bar, a new "media" bar, food outlets,
Starbucks store, fitness center and spa. Renovation of the guestrooms has already been completed.

     More specific information about the Renaissance Orlando at Sea World
Property is set forth in the table below:

            SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, AND REVPAR

                      COMPETITIVE SET (1)               RENAISSANCE ORLANDO(2)      PENETRATION FACTOR(3)
             -------------------------------------  -----------------------------  -----------------------
   YEAR        ADR         OCCUPANCY        REVPAR    ADR     OCCUPANCY    REVPAR   ADR  OCCUPANCY  REVPAR
----------------------------------------------------------------------------------------------------------

   2003      $139.64         62.9%         $ 87.90  $134.43      66.3%    $ 89.14  96.3%   105.4%   101.4%
   2004      $140.18         72.4%         $101.43  $138.53      70.2%    $ 97.27  98.8%    97.0%    95.9%
   2005      $146.69         71.8%         $105.27  $143.21      70.3%    $100.65  97.6%    97.9%    95.6%
T-12 8/2006  $154.02         69.8%         $107.43  $148.60      70.1%    $104.24  96.5%   100.4%    97.0%
----------------------------------------------------------------------------------------------------------

(1)  Based on data provided by STR Reports.

(2)  Based on the borrower provided operating statements.

(3)  Represents ratio of ADR, Occupancy or RevPAR for the Renaissance Orlando at
     Sea World Property, to that for the competitive set for the relevant period.

     PROPERTY MANAGEMENT. The Renaissance Orlando at Sea World Property is
managed by Renaissance Hotel Operating Company, an affiliate of Marriott
International. There are currently 137 Renaissance Hotels, Resorts and Suites world-wide, with 68 located in the US and 69 located internationally. Marriott
(NYSE:MAR; rated BBB+/Baa2/BBB by S&P/Moody's/Fitch) is a hospitality company with nearly 2,800 operating units in the US and 67 other countries and territories. The company has approximately 143,000 employees and is headquartered in Washington, D.C.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. The Renaissance Orlando at Sea World Borrower owns a leasehold interest in the Renaissance Orlando at Sea World Property pursuant to a ground lease. The ground lease expires on November 30, 2033 and has one
50-year extension option.

     RELEASE OF PARCELS. Not allowed.

                                       33

                 MORTGAGE LOAN NO. 5 -- CHERRY HILL TOWN CENTER

                  [5 PHOTOS OF CHERRY HILL TOWN CENTER OMITTED]

                                       34

                 MORTGAGE LOAN NO. 5 -- CHERRY HILL TOWN CENTER

                    [MAP OF CHERRY HILL TOWN CENTER OMITTED]

                                       35

                 MORTGAGE LOAN NO. 5 -- CHERRY HILL TOWN CENTER

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              PCF
LOAN PURPOSE:                      Refinance
ORIGINAL BALANCE: (1)              $88,000,000
CUT-OFF DATE BALANCE: (1)          $88,000,000
FIRST PAYMENT DATE:                03/01/2007
INTEREST RATE:                     5.59000%
AMORTIZATION TERM:                 Interest Only
ARD:                               No
ANTICIPATED REPAYMENT DATE:        NAP
MATURITY DATE:                     02/01/2017
EXPECTED MATURITY BALANCE:         $88,000,000
SPONSORS:                          Jack Morris; Sheryl Weingarten Morris;
                                   Joseph Marino
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   25-payment lockout from the first payment
                                   date, with U.S. Treasury defeasance for the
                                   following 91 payments, and open to prepayment
                                   without premium thereafter through the
                                   maturity date.
CUT-OFF DATE BALANCE PER SF:       $172.11
UP-FRONT RESERVES:                 Other: (2)   $4,716,692 (LOC)
ONGOING RESERVES:                  RE Taxes:    $121,021 / month
                                   Insurance:   $7,792 / month
LOCKBOX:                           None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (MOODY'S/S&P):       NAP
SINGLE ASSET/PORTFOLIO:            Single Asset
PROPERTY TYPE:                     Retail
PROPERTY SUB-TYPE:                 Anchored
LOCATION:                          Cherry Hill, NJ
YEAR BUILT/RENOVATED:              2006 / NAP
PERCENT LEASED (AS OF):            97.2% (02/09/2007)
NET RENTABLE AREA:                 511,306
THE COLLATERAL:                    Anchored retail center in Cherry Hill, NJ
OWNERSHIP INTEREST:                Fee
PROPERTY MANAGEMENT:               Edgewood Properties & JMP
3RD MOST RECENT NOI (AS OF):       NAP
2ND MOST RECENT NOI (AS OF):       NAP
MOST  RECENT  NOI (AS OF):         NAP
U/W NET OP. INCOME:                $7,657,648
U/W NET CASH FLOW:                 $7,525,004
U/W OCCUPANCY:                     97.7%
APPRAISED VALUE (AS OF): (3)       $118,000,000 (08/15/2007)
CUT-OFF DATE LTV RATIO: (3)        74.6%
LTV RATIO AT MATURITY: (3)         74.6%
U/W DSCR:                          1.51x
U/W POST IO DSCR:                  NAP
--------------------------------------------------------------------------------

(1)  The Cherry Hill Town Center loan began as a construction loan on April 5,
     2005. Subsequent to the initial construction funding there were multiple construction draws until the final funding and the conversion to a permanent loan on February 1, 2007 at which time the current balance as of that date was $88,000,000. The loan is presented with original terms based on the conversion date to a permanent loan. Loan LTV and DSCR numbers in the table are based on the total $88,000,000 loan amount.

(2)  The $4,716,692 letter of credit is reserved for following: $3,450,000 for a cash flow reserve; $1,066,318 for a lease reserve; and $200,374 for a construction reserve. The borrower, Cherry Hill Retail Partners, LLC, is entitled to a release of the letter of credit after the property achieves an underwritten net cash flow of $7,232,000; and certain tenants have taken occupancy and commenced paying rent; and the completion of construction and receipt of tenant estoppels.

(3)  The "as completed and stabilized" appraised value of Cherry Hill Town
     Center is $118,000,000 as of August 15, 2007. As of January 15, 2007 the
     "as-is" appraised value of Cherry Hill Town Center is $114,000,000.

CHERRY HILL TOWN CENTER.

     THE LOAN. The fifth largest loan (the "Cherry Hill Town Center Loan") is evidenced by a Secured Promissory Note that is secured by a first priority fee
Deed of Trust, Security Agreement, and Assignment of Rents encumbering a shopping center containing 511,306 square feet known as Cherry Hill Town Center, which is located in Cherry Hill, New Jersey (the "Cherry Hill Town Center
Property"). The Cherry Hill Town Center Loan was originated on April 5, 2005 and amended on February 1, 2007 by or on behalf of Principal Commercial Funding,
LLC.

     THE BORROWER. The borrower, Cherry Hill Retail Partners, LLC., owns no material assets other than the Cherry Hill Town Center Property and related inrerests. A non-consolidation opinion was delivered at origination. The borrower is owned by JSM at Cherry Hill, LLC (50% interest and managing member)
and JMP/Cherry Hill, LLC (50% interest and managing member). JSM at Cherry Hill,
LLC, is comprised of Jack Morris (50% interest and managing member) and Sheryl
Weingarten (50% interest and managing member). JMP/Cherry Hill, LLC, is comprised solely of Joseph Marino (100% interest and managing member). These three individuals guaranty the liability carveouts and each have 15 years of real estate experience.

                                       36

     THE PROPERTY. The Cherry Hill Town Center Property consists of a regional shopping center containing 511,306 square feet of net rentable area in 7, one-story buildings. Included in the net rentable area are 3 pad leases totaling
362,475 square feet. The Cherry Hill Center Property was constructed in 2006.
The project is situated on 49.1 acres of land and parking is provided for 2,583 vehicles (5.05/1,000 square feet). The Cherry Hill Center Property is located in the northwest corner of Route 70 and Haddonfield Road in Cherry Hill, Camden
County, New Jersey. Route 70 is a primary east/west artery beginning just east of Philadelphia and extending across the state of New Jersey. Cherry Hill is located 6 miles southeast of Philadelphia and 85 miles southwest of New York
City. A NJ Transit train station is located adjacent to the subject property and provides access to stations located from Philadelphia to Atlantic City.

     More specific information about the Cherry Hill Town Center Property is set forth in the table below:

                                                                          % OF TOTAL
                           CREDIT RATING                     ANNUALIZED   ANNUALIZED     ANNUALIZED
                              (FITCH/        TENANT   % OF    CONTRACT     CONTRACT    CONTRACT RENT      LEASE
TENANT NAME              MOODY'S/S&P) (1)     NRA      NRA    RENT ($)       RENT       ($ PER NRA)    EXPIRATION
-----------------------------------------------------------------------------------------------------------------

Home Depot                   A+/Aa3/A+      146,440    29%   $1,400,000       20%          $ 9.56      11/07/2030
Dick's Sporting Goods        --/--/--        50,000    10%   $1,092,500       16%          $21.85      08/14/2016
Bed Bath & Beyond            --/--/BBB       86,035    17%   $  995,020       14%          $11.57      06/15/2031
Wegman's                     --/--/A-       130,000    25%   $  800,000       12%          $ 6.15      02/13/2031
Best Buy                   BBB+/Baa2/BBB     30,000     6%   $  645,000        9%          $21.50      09/28/2016
-----------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                      442,475    87%   $4,932,520       71%          $11.15
=================================================================================================================
Other Tenants                 Various        54,737    11%   $1,987,984       29%          $36.32        Various
Vacant Space                    NAP          14,094     3%   $        0        0%          $ 0.00          NAP
-----------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                      511,306   100%   $6,920,503      100%          $13.92
=================================================================================================================

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

                           LEASE ROLLOVER SCHEDULE(1)

                                                   CUMULATIVE                       AVERAGE
             # OF LEASES   TOTAL SF   % OF TOTAL    TOTAL SF     CUMULATIVE %    BASE RENT PER
   YEAR       EXPIRING     EXPIRING   SF ROLLING    EXPIRING    OF SF EXPIRING    SF EXPIRING
----------------------------------------------------------------------------------------------

  Vacant          --         14,094        3%         14,094            3%               --
   2007           --             --       --          14,094            3%               --
   2008           --             --       --          14,094            3%               --
   2009           --             --       --          14,094            3%               --
   2010           --             --       --          14,094            3%               --
   2011            3          5,499        1%         19,593            4%           $39.25
   2012            1          3,648        1%         23,241            5%           $37.00
   2013           --             --       --          23,241            5%               --
   2014            1          1,874       --          25,115            5%           $40.00
   2015           --             --       --          25,115            5%               --
   2016            8         94,147       18%        119,262           23%           $24.30
Thereafter         3        362,475       71%        511,306          100%           $ 8.81
----------------------------------------------------------------------------------------------

(1)  The information in the table is based on the contract rents in the rent roll.

     PROPERTY MANAGEMENT. The Cherry Hill Town Center Property is managed by
Edgewood Properties and JMP which are affiliates of Cherry Hill Town Center
Borrower. Edgewood Properties currently has over 60 major development projects in progress with approvals obtained for the construction over 7,000 new multifamily units.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not allowed.

                                       37

                 MORTGAGE LOAN NO. 6 -- SHERATON UNIVERSAL HOTEL

                 [4 PHOTOS OF SHERATON UNIVERSAL HOTEL OMITTED]

                                       38

                 MORTGAGE LOAN NO. 6 -- SHERATON UNIVERSAL HOTEL

                    [MAP OF SHERATON UNIVERSAL HOTEL OMITTED]

                                       39

                 MORTGAGE LOAN NO. 6 -- SHERATON UNIVERSAL HOTEL

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                PMCF
LOAN PURPOSE:                        Acquisition
ORIGINAL BALANCE: (1)                $84,000,000
CUT-OFF DATE BALANCE: (1)            $84,000,000
FIRST PAYMENT DATE:                  03/05/2007
INTEREST RATE:                       5.84500%
AMORTIZATION TERM:                   Interest Only
ARD:                                 No
ANTICIPATED REPAYMENT DATE:          NAP
MATURITY DATE:                       02/05/2012
EXPECTED MATURITY BALANCE:           $84,000,000
SPONSOR:                             Lowe Hospitality Investment Partners, LLC
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     23-payment lockout from the first payment
                                     date, with the greater of 1% or yield
                                     maintenance for the following 33 payments,
                                     and open to prepayment without premium
                                     thereafter through the maturity date.
CUT-OFF DATE BALANCE PER ROOM: (1)   $192,660.55
UP-FRONT RESERVES:                   RE Taxes:        $130,041
                                     FF&E: (2)        $8,183,371
                                     Other: (3)       $660,000
ONGOING RESERVES:                    RE Taxes:        $130,041 / month
                                     Insurance: (4)   Springing
                                     FF&E: (5)        Springing
LOCKBOX:                             Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (MOODY'S/S&P):         NAP
SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Hospitality
PROPERTY SUB-TYPE:                   Full Service
LOCATION:                            Universal City, CA
YEAR BUILT/RENOVATED:                1969, 1978 / 2007
OCCUPANCY (AS OF):                   79.3% (TTM 10/31/2006)
ROOMS:                               436
THE COLLATERAL:                      A full service hotel located in Universal
                                     City, California.
OWNERSHIP INTEREST:                  Fee
PROPERTY MANAGEMENT:                 Starwood Hotels & Resorts Management
                                     Company
3RD MOST RECENT NOI (AS OF):         $5,831,000 (TTM 12/31/2004)
2ND MOST RECENT NOI (AS OF):         $7,123,000 (TTM 12/31/2005)
MOST RECENT NOI (AS OF):             $8,757,107 (TTM 10/31/2006)
U/W NET OP. INCOME:                  $9,031,648
U/W NET CASH FLOW:                   $7,876,706
U/W OCCUPANCY:                       79.3%
U/W ADR:                             $175.00
U/W REVPAR:                          $138.78
APPRAISED VALUE (AS OF):             $131,800,000 (01/01/2007)
CUT-OFF DATE LTV RATIO:(1)(6)        63.7%
LTV RATIO AT MATURITY:(1)(6)         63.7%
U/W DSCR:(1)(7)                      1.58x
U/W DSCR POST IO:                    NAP
--------------------------------------------------------------------------------

(1)  The subject $84,000,000 loan represents the A-Note portion of a potential
     $95,500,000 maximum first mortgage debt. The original/current principal balance of B-Note is $100,000, and is subject to increase via subsequent fundings by lender to cover renovation expenditures in an amount equal to
     65% of incurred costs up to a maximum of $11,500,000. All Cut-off Date
     Balance per Room, LTV and DSCR numbers in the table are based on the
     A-Note.

(2)  At origination, the borrower deposited $8,183,371, which represents the funds required for the operations and routine capital improvements at the mortgaged property pursuant to a management agreement with Starwood Hotels
     & Resorts Management Company.

(3)  At origination, the borrower deposited $660,000 (the "Environmental
     Reserve") to secure the borrower's performance of remediation of certain impacts relating to a dry cleaning operation formerly located in the basement of the hotel and removed in the early 1990s. Funds will be released upon lender's receipt of a "no further action letter" from the
     California Department of Toxic Substances Control ("DTSC") with respect to the known environmental conditions. The borrower is entitled to receive a one-time disbursement of $330,000 after lender receives documentation that
     (i) a closure has been received from the applicable governmental authority with respect to the closure of an underground storage tank, and (ii) 50% of any DTSC-required remediation with respect to the dry cleaning impacts has been completed to the satisfaction of the DTSC. The borrower is permitted to deliver a letter of credit in exchange for the upfront reserve.

(4)  Monthly insurance deposits are not required, provided that: (i) no event of default under the loan is continuing; (ii) lender receives reasonably acceptable evidence of the payment of all insurance premiums; and (iii)
     lender receives reasonably acceptable evidence that the policies required pursuant to the loan agreement are being provided by the borrower pursuant to a blanket insurance policy in accordance with the mortgage loan documents.

(5)  Following a default under the management agreement by either the manager or the operating lessee, the borrower and operating lessee are required to deposit monthly an amount equal to the greater of: (i) 4% of gross revenue and (ii) the amount required to be reserve in respect of FF&E pursuant to the franchise agreement and the management agreement.

(6)  The Cut-off Date LTV Ratio and LTV Ratio at Maturity of the $95,500,000
     maximum potential first mortgage debt are each 72.5% based on the As-Is appraised value. Assuming the As-Stabilized value of $196,600,000 (as of
     01/01/2010), the Cut-off Date LTV Ratio and LTV Ratio at Maturity are
     48.6%.

(7)  The U/W DSCR is based solely on the A-Note portion. The U/W DSCR based on the $95,500,000 maximum potential first mortgage debt is 1.35x (assumes a
     LIBOR of 5.50% at all times with respect to the B-Note).

THE SHERATON UNIVERSAL HOTEL LOAN.

     THE LOAN. The sixth largest loan (the "Sheraton Universal Hotel Loan") is an $84,000,000 A-Note portion of a maximum $95,500,000 first mortgage loan secured by the borrower's fee simple interest in the Sheraton Universal Hotel located in Universal City, California (the "Sheraton Universal Hotel Property").
The subordinate portion of the total first mortgage loan is evidenced by a subordinate B-Note in the maximum principal amount of $11,500,000.

     THE BORROWER. The borrower, LH Universal Holding, LLC (the "Sheraton
Universal Hotel Borrower") is a single purpose entity that owns no material assets other than the Sheraton Universal Hotel Property. The Sheraton Universal
Hotel Borrower is a single-member Delaware limited liability company structured with two independent managers. A non-consolidation opinion was delivered at

                                       40

origination. At origination, an operating lease between the Sheraton Universal
Hotel Borrower and LH Universal Operating, LLC, an affiliate of the Sheraton
Universal Hotel Borrower (the "Sheraton Universal Hotel Operating Lessee") was
entered into and subordinated to the Sheraton Universal Hotel Loan. The Sheraton
Universal Hotel Operating Lessee is indirectly wholly owned by the Lowe
Hospitality Investment Partners, LLC (the "Sheraton Universal Hotel Loan
Sponsor"). The Sheraton Universal Hotel Loan Sponsor is a discretionary fund that invests solely in hotel and resort properties and an affiliate of Lowe
Enterprises, Inc. Los Angeles-based Lowe Enterprises, Inc. is a national real estate investment, development and management firm. Over the past 35 years, Lowe
Enterprises, Inc. has developed, acquired or managed more than $8.5 billion of real estate assets nationwide. Through its investment management affiliate, Lowe
Enterprises, Inc. manages in excess of $3 billion of real estate assets on behalf of investment clients. As of September 30, 2006, the Sheraton Universal
Hotel Loan Sponsor reported total assets of approximately $398 million and a net worth of approximately $162 million. In addition, the Sheraton Universal Hotel
Loan Sponsor is required to maintain a net worth of no less than $75 million until such time as the renovation work has been fully completed, and not less than $50 million thereafter.

     THE PROPERTY. The Sheraton Universal Hotel Property is a 436-room, full service hotel property built in 1969 and expanded in 1978. Located in downtown
Universal City, California, the 20-story hotel is situated in the Universal City entertainment complex and has free public shuttle access to Universal Hollywood,
City Walk, and other restaurants and attractions in the area. The Sheraton
Universal Hotel Property has 207 double/double rooms, 182 king rooms, 30 suites, and 17 ADA accessible rooms. The majority of the rooms on the upper floors feature views of the Hollywood Hills or Universal Studios Theme Park. The
Sheraton Universal Hotel Property features a rooftop garden as well as an exterior atrium courtyard containing a resort-style pool, spa and sundeck. In addition, the hotel offers various services including in-room dining, guest laundry, babysitting and car rental services. Food and beverage facilities include a 204-seat restaurant serving three meals a day, a lobby lounge and bar, and a 91-seat patio restaurant that adjoins the swimming pool and spa area.
Additionally, the hotel offers nearly 40,000 square feet of flexible meeting space.

     A lobby and guest rooms renovation and expansion is planned for 2007 -
2009, which is estimated to entail expenditures of approximately $23.6 million.
The renovation work would seek to improve the interior quality of the hotel lobby and guest rooms, upgrade the food and beverage outlets and meeting facilities, and increase the room count to 451 guest rooms by reconfiguring of meeting rooms, administrative offices and the gift shop. Planned guest room renovations include (but are not limited to) new flat screen televisions, custom wood furniture, new carpets, marble counter tops and tile flooring, as well as replacement of soft goods. The additional 15 rooms have been given credit in lender's underwriting.

     More specific information about the Sheraton Universal Hotel Property is set forth in the table below:

            SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, AND REVPAR

                   COMPETITIVE SET (1)        SHERATON UNIVERSAL HOTEL (1)     PENETRATION FACTOR (2)
             -----------------------------   -----------------------------   --------------------------
   YEAR        ADR     OCCUPANCY    REVPAR     ADR     OCCUPANCY    REVPAR    ADR    OCCUPANCY   REVPAR
-------------------------------------------------------------------------------------------------------

T-12 10/04   $138.05     73.4%     $101.39   $143.96     73.9%     $106.43   104.3%    100.7%    105.0%
T-12 10/05   $148.64     76.5%     $113.74   $155.82     77.5%     $120.77   104.8%    101.3%    106.2%
T-12 10/06   $163.13     76.8%     $125.34   $169.56     79.3%     $134.41   103.9%    103.2%    107.2%
-------------------------------------------------------------------------------------------------------

(1)  The above table is based on data provided by STR Reports as of October
     2006. Statistics for the competitive set and for Sheraton Universal Hotel for each year indicates information for the trailing 12 months ending in
     October of that year.

(2)  Represents ratio of ADR, Occupancy or RevPAR for the Sheraton Universal
     Hotel Property, to that for the competitive set for the relevant period.

     PROPERTY MANAGEMENT. The Sheraton Universal Hotel Property is managed by
Starwood Hotels & Resorts Management Company, which is not affiliated with the
Sheraton Universal Hotel Borrower.

     ADDITIONAL INDEBTEDNESS. The Sheraton Universal Hotel Property also secures a subordinate B-Note, with an original principal balance of $100,000, which is subject to increase via subsequent fundings by lender to cover renovation expenditures in an amount equal to 65% of incurred costs to a maximum of
$11,500,000. Only the A-Note is included in the trust. The combined aggregate maximum principal balance of the A-Note and B-Note is $95,500,000. The B-Note has a 5-year interest only term and an interest rate based on the sum of (i)
LIBOR plus (ii) a spread of 175 bps. The holder of the B-Note will have various consent rights with respect to material servicing decisions, a right to appoint or replace the special servicer under certain conditions, a right to cure defaults and an option to purchase the A-Note under certain circumstances. For more information with respect to these rights, see "Description of the Mortgage
Pool-Pari Passu, Subordinate and/or Other Financing-Split Loan Structures-The
Sheraton Universal Hotel Loan Group" in the Prospectus Supplement. The B-Note is
currently held by PMCF Holdings, LLC.

     At origination, lender funded the B-Note in an amount of $100,000 (the
"Initial B-Note Disbursement"). Following the Initial B-Note Disbursement, the
Sheraton Universal Hotel Borrower may request B-Note advances (but not more frequently than once per calendar month and not more then 30 disbursements), and the maximum principal amount of the proceeds advanced following the Initial
B-Note Disbursement will not exceed the lesser of (x) $11,400,000 or (y) 65% of the actual total costs of the renovation work as set forth in the mortgage loan documents. Before any B-Note advance will be disbursed, the Sheraton Universal
Hotel Borrower must have furnished to lender evidence reasonably acceptable to lender that the Sheraton Universal Hotel Borrower has spent at least $4,769,000 on the costs of the renovation work (which amount is not permitted to be the subject of any advance application). Subsequent B-Note advances will be funded in accordance with the mortgage loan documents. The final disbursements of the
B-Note will be subject to the satisfaction of all of the conditions set forth in the mortgage loan documents, and in no event will be later than the scheduled renovation completion date of July 26, 2009. If any portion of the B-Note remains undisbursed by the B-Note holder following the final disbursement date, lender will not be obligated to fund any additional B-Note advance to the
Sheraton Universal Hotel Borrower

                                       41

directly, but provided no event of default exists under the Sheraton Universal
Hotel Loan, the B-Note holder will be obligated to fund the remaining unfunded portion of the B-Note into a reserve account. The funds on deposit in such reserve account will be disbursed first for the completion of the renovation work, and thereafter, for capital improvements as provided in the mortgage loan documents. The amount funded into the reserve account by the B-Note holder will be considered to have been disbursed under the B-Note and the Sheraton Universal
Hotel Borrower's mortgage loan obligations will include the obligation to repay such amount with interest. In addition, the Sheraton Universal Hotel Loan
Sponsor entered into an unconditional completion guaranty in favor of the lender.

     In addition, the Sheraton Universal Hotel Borrower is permitted to incur debt to the Sheraton Universal Hotel Loan Sponsor, provided that such debt is unsecured, is expressly subordinate to the Sheraton Universal Hotel Loan, is in the amount not to exceed $1,000,000, is for a term of less than 90 days, provides by its terms that the Sheraton Universal Hotel Loan Sponsor will not be entitled to receive any debt service payments after the occurrence and during the continuance of an event of default under the Sheraton Universal Hotel Loan and is payable only out of, and to the extent of, net cash flow after debt service.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not allowed.

                                       42

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                       43

                   MORTGAGE LOAN NO. 7 -- SUMMIT PLACE OFFICE

                    [3 PHOTOS OF SUMMIT PLACE OFFICE OMITTED]

                                       44

                   MORTGAGE LOAN NO. 7 -- SUMMIT PLACE OFFICE

                      [MAP OF SUMMIT PLACE OFFICE OMITTED]

                                       45

                   MORTGAGE LOAN NO. 7 -- SUMMIT PLACE OFFICE

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              NLIC
LOAN PURPOSE:                      Refinance
ORIGINAL BALANCE:                  $77,500,000
CUT-OFF DATE BALANCE:              $77,500,000
FIRST PAYMENT DATE:                04/01/2007
INTEREST RATE:                     5.73000%
AMORTIZATION TERM:                 Months 1-48: Interest Only
                                   Months 49-120: 360 months
ARD:                               No
ANTICIPATED REPAYMENT DATE:        NAP
MATURITY DATE:                     03/01/2017
EXPECTED MATURITY BALANCE:         $71,133,807
SPONSOR:                           Richard G. Carlson
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   24-payment lockout from the first payment
                                   date, with U.S. Treasury defeasance for the
                                   following 92 payments, and open to prepayment
                                   without premium thereafter through the
                                   maturity date.
CUT-OFF DATE BALANCE PER SF:       $119.72
UP-FRONT RESERVES:                 RE Taxes:      $160,557
                                   Insurance:     $37,150
                                   TI/LC: (1)     $3,928,047
                                   Other: (2)     $2,000,000
ONGOING RESERVES:                  RE Taxes:      $80,279 / month
                                   Insurance:     $7,430 / month
                                   Replacement:   $8,092 / month
LOCKBOX:                           None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (MOODY'S/S&P):       NAP
SINGLE ASSET/PORTFOLIO:            Single Asset
PROPERTY TYPE:                     Office
PROPERTY SUB-TYPE:                 Suburban
LOCATION:                          West Allis, WI
YEAR BUILT/RENOVATED:              1905, 1920, 1940 / 2003
PERCENT LEASED (AS OF):            91.0% (12/01/2006)
NET RENTABLE AREA:                 647,344
THE COLLATERAL:                    Four Class A office buildings located in West
                                   Allis, WI
OWNERSHIP INTEREST:                Fee / Leasehold
PROPERTY MANAGEMENT:               RB Management, LLC
3RD MOST RECENT NOI (AS OF):       NAP
2ND MOST RECENT NOI (AS OF):       $957,415 (TTM 12/31/2005)
MOST RECENT NOI (AS OF):           $4,013,143 (TTM 10/31/2006)
U/W NET OP. INCOME:                $6,920,845
U/W NET CASH FLOW:                 $6,109,835
U/W OCCUPANCY:                     92.0%
APPRAISED VALUE (AS OF): (3)       $109,800,000 (12/31/2008)
CUT-OFF DATE LTV RATIO: (3)        70.6%
LTV RATIO AT MATURITY: (3)         64.8%
U/W DSCR:                          1.36x
U/W DSCR POST IO:                  1.13x
--------------------------------------------------------------------------------

(1)  The borrower deposited at closing $3,928,047 in an interest bearing account, to be utilized for tenant improvements and leasing commissions. If the balance of the escrow account falls below $1,700,000, the borrower must begin monthly deposits of $75,000 until the balance of $1,700,000 is achieved. In addition, at such time that the Borrower receives a release of the Earnout described below, a portion of the Earnout Reserve equal to
     $771,953 will be deposited into the Tenant Improvements and Leasing
     Commissions Escrow.

(2)  The borrower deposited $2,000,000 (the "Earnout") at origination to be held in an interest bearing account for rental achievement. The Earnout will be released upon receiving evidence that for three consecutive months the Net
     Operating Income is 1.50x. Upon release of the Earnout Reserve, $771,953 shall be deposited into the Tenant Improvements and Leasing Commissions
     Escrow.

(3)  The "as complete and stabilized" appraised value of the Summit Place Office
     Property is $109,800,000, as of December 31, 2008. As of February 1, 2007,
     the "as-is" appraised value of the Summit Place Office Property is
     $96,300,000. The LTV ratios shown above are based on the "as complete and stabilized" appraised value.

THE SUMMIT PLACE OFFICE LOAN.

     THE LOAN. The seventh largest loan (the "Summit Place Office Loan") is a
$77,500,000 loan (the "Summit Place Office Property") that is secured by the borrower's fee interest in four Class A office buildings consisting of 647,344 square feet and a leasehold interest in a newly constructed four-level parking garage containing 750 spaces and an 1,800 square foot skywalk The buildings are located in West Allis, Wisconsin.

     THE BORROWER. The borrower, Whitnall-Summit Company, LLC., a Delaware limited liability company, is a single-purpose entity that owns no material assets other than the mortgages property and related interest. Borrower has one independent director and a non-consolidation opinion was delivered at origination.

     THE PROPERTY. Summit Place Office Property consists of four Class A office
Buildings comprised of 647,344 square feet, located in West Allis, Wisconsin.
The Summit Place Office Property is located within the Milwaukee MSA in the suburban West Allis submarket, approximately ten miles northwest of General
Mitchell Airfield, with access to I-94. As of December 1, 2006, the Summit Place
Office Property is approximately 91% leased to 64 tenants. The collateral consists of (1) a newly constructed four-story building and three redeveloped converted industrial buildings totaling 647,344 square feet, 8,661 square feet storage space, and parking located on an 8.71-acre tract of land; (2) a 331,326 square foot industrial building, known as Building 34 Industrial situated on a
13.86-acre tract of

                                       46

land; and (3) a subordinated leasehold estate for a 98-year term at annual rent of $18,000 on a newly constructed four-level parking garage containing 750 spaces and a 1,880-square foot skywalk connecting to the third floor of Summit
Place. Additional parking mentioned above is provided by a paved surface area for 250 vehicles and indoor parking for 350 vehicles. The new four-story office building serves as the main entrance to the entire complex.

     More specific information about the Summit Place Office Property is set forth in the tables below:

                                                                                   % OF TOTAL     ANNUALIZED
                                 CREDIT RATING                      ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                    (FITCH/       TENANT   % OF    UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
TENANT NAME                       MOODY'S/S&P)     NRA      NRA   BASE RENT ($)     BASE RENT     ($ PER NRA)   EXPIRATION
--------------------------------------------------------------------------------------------------------------------------

Blue Cross Blue Shield of WI        --/--/--     159,445    25%     $2,224,258         25%          $13.95      09/30/2016
Alterra Healthcare Corporation      --/--/--     101,683    16%     $1,666,556         19%          $16.39      04/30/2011
Merge Technologies                  --/--/--      35,795     6%     $  501,244          6%          $14.00      05/31/2014
Sanford Brown College               --/--/--      35,053     5%     $  553,308          6%          $15.78      04/30/2017
Assoc. of Equipment Manufact.       --/--/--      27,427     4%     $  429,000          5%          $15.64      03/31/2014
Triad Engineering                   --/--/--      18,208     3%     $  254,912          3%          $14.00      01/31/2017
IKON                                --/--/--      14,300     2%     $  228,800          3%          $16.00      10/31/2010
Siemens Real Estate                 --/--/--      13,661     2%     $  201,523          2%          $14.75      11/14/2008
Wisconsin Dental Association        --/--/--      12,668     2%     $  209,022          2%          $16.50      04/30/2019
IMPACT                              --/--/--      11,707     2%     $  134,013          2%          $11.45      09/30/2014
--------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           429,947    66%     $6,402,636         72%          $14.89
==========================================================================================================================
Other Tenants                       Various      158,958    25%     $2,444,432         28%          $15.38        Various
Vacant Space                          NAP         58,439     9%     $        0          0%          $ 0.00          NAP
--------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           647,344   100%     $8,847,068        100%          $15.02
==========================================================================================================================

                           LEASE ROLLOVER SCHEDULE (1)

                                                                                AVERAGE U/W
                                                    CUMULATIVE   CUMULATIVE %    BASE RENT
             # OF LEASES   TOTAL SF    % OF TOTAL    TOTAL SF        OF SF         PER SF
   YEAR        EXPIRING    EXPIRING   SF EXPIRING    EXPIRING      EXPIRING       EXPIRING
-------------------------------------------------------------------------------------------

  Vacant          --         58,439        9%          58,439          9%              --
   2007            3          9,937        2%          68,376         11%          $15.96
   2008            3         28,553        4%          96,929         15%          $15.53
   2009           12         32,114        5%         129,043         20%          $14.36
   2010           11         60,280        9%         189,323         29%          $15.54
   2011           11        152,420       24%         341,743         53%          $15.96
   2012            1          3,947        1%         345,690         53%          $13.25
   2013            4          9,944        2%         355,634         55%          $16.12
   2014            4         57,116        9%         412,750         64%          $14.63
   2015            4          8,689        1%         421,439         65%          $15.38
   2016            4        159,976       25%         581,415         90%          $13.85
Thereafter         6         65,929       10%         647,344        100%          $15.43
-------------------------------------------------------------------------------------------

(1)  The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The Summit Place Office Property is managed by RB
Management, LLC., an affiliate of the Summit Place Office Property.

     ADDITIONAL INDEBTEDNESS. The borrower has subordinate debt in place, subject to an intercreditor agreement, in the form of six New Market Tax Credit
Loans ("NMTC") totaling $15,968,050 for the benefit of US Bank. The loans were funded by US Bank (three loans totaling $3,852,586) and Whitnall Summit
Development Corporation ("WSDC") (three loans totaling $12,115,464), an entity owned by Richard G. Carlson. $7,390,464 funded by WSDC was financed by Lincoln
State Bank ("LSB"), with the balance of $4,725,000 financed by the City of West
Allis ("CWA"). Of the $4,725,000 from CWA, $2,725,000 bears interest at 1%
payable quarterly, with all principal due in a single balloon payment on
December 14, 2034. The remaining $2,000,000 will begin P&I payments starting in
2011.

     GROUND LEASE. The Summit Place Office Borrower owns a fee interest in the majority of the subject with a leasehold interest in a smaller parcel. The subordinated leasehold estate is on a 98-year term, expiring December 21, 2104, at an annual rent of $18,000. The base rent of $500 per month shall increase by three percent every anniversary of the commencement date for the first thirty
(30) years of the agreement. The additional rent of $1,000 monthly shall increase annually for the first thirty (30) years after commencement of the agreement.

                                       47

     RELEASE OF PARCELS. Upon the lender's prior written consent and at the lender's sole and absolute discretion, the borrower may convert the property to a condominium regime and form an owners association to include the borrower.
Upon completion, the condominium units corresponding to the Improvements owned by Regenco and 6682 may be released upon providing satisfactory documentation of release to the lender, the unreleased portion is not adversely affected by the
Condominium Release, no default exists and the borrower pays all expenses incurred by the release.

     6750 North Acres, LCC. may obtain a partial release of a portion of Parcel
B of the Parking Property, other than the parking garage constructed on Parcel B from the lien and security interest created by the Loan Documents, upon providing satisfactory documentation of release to the lender, the unreleased portion is not adversely affected by such Partial Release, no default exists and the borrower pays all expenses incurred by the release.

     In addition to the Partial Release by 6750 North Acres, LLC, described above, the lender will provide a release of a portion of the Parking Property used as the easternmost retention pond provided (a) the Pond Tract is a separate parcel created pursuant to a certifies survey, (b) the partial release by the lender is in conjunction with the transfer of Pond Tract from 6750 North Acres,
LLC to the City of West Allis and (c) 6750 North Acres, LLC will pay all expenses incurred due to the release.

                                       48

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                       49

             MORTGAGE LOAN NO. 8 -- 777 SCUDDERS MILL ROAD - UNIT 3

               [PHOTO OF 777 SCUDDERS MILL ROAD - UNIT 3 OMITTED]

                                       50

             MORTGAGE LOAN NO. 8 -- 777 SCUDDERS MILL ROAD - UNIT 3

                [MAP OF 777 SCUDDERS MILL ROAD - UNIT 3 OMITTED]

                                       51

             MORTGAGE LOAN NO. 8 -- 777 SCUDDERS MILL ROAD - UNIT 3

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              PCF II
LOAN PURPOSE:                      Acquisition
ORIGINAL BALANCE:                  $60,700,000
CUT-OFF DATE BALANCE:              $60,700,000
FIRST PAYMENT DATE:                03/01/2007
INTEREST RATE:                     5.61000%
AMORTIZATION TERM:                 Interest Only
ARD:                               No
ANTICIPATED REPAYMENT DATE:        NAP
MATURITY DATE:                     02/01/2017
EXPECTED MATURITY BALANCE:         $60,700,000
SPONSOR:                           Belair Capital Fund LLC
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   Greater of 1% or yield maintenance for the
                                   first 25 payments, then U.S. Treasury
                                   defeasance or greater of 1% or yield
                                   maintenance for the following 93 payments,
                                   and then prepayable without premium
                                   thereafter through the maturity date.
CUT-OFF DATE BALANCE PER SF:       $262.65
UP-FRONT RESERVES:                 RE Taxes:       $117,577
ONGOING RESERVES:                  RE Taxes: (1)   Springing
                                   TI/LC: (2)      Springing
                                   Other: (3)      Springing
LOCKBOX:                           Springing Hard (4)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (MOODY'S/S&P):       NAP
SINGLE ASSET/PORTFOLIO:            Single Asset
PROPERTY TYPE:                     Office
PROPERTY SUB-TYPE:                 Suburban
LOCATION:                          Plainsboro, NJ
YEAR BUILT/RENOVATED:              1992 / NAP
PERCENT LEASED (AS OF):            100.0% (01/12/2007)
NET RENTABLE AREA:                 231,108
THE COLLATERAL:                    5-story suburban office building located in
                                   Plainsboro, NJ
OWNERSHIP INTEREST:                Fee
PROPERTY MANAGEMENT:               Eaton Vance Management
3RD MOST RECENT NOI (AS OF):       NAP
2ND MOST RECENT NOI (AS OF):       NAP
MOST RECENT NOI (AS OF):           NAP
U/W NET OP. INCOME:                $4,579,669
U/W NET CASH FLOW:                 $4,302,339
U/W OCCUPANCY:                     93.0%
APPRAISED VALUE (AS OF):           $80,200,000 (12/14/2006)
CUT-OFF DATE LTV RATIO:            75.7%
LTV RATIO AT MATURITY:             75.7%
U/W DSCR:                          1.25x
U/W POST IO DSCR:                  NAP
--------------------------------------------------------------------------------

(1)  Upon occurrence of an event of default, the 777 Scudders Mill Road - Unit 3 borrower is required to deposit monthly 1/12 of the estimated annual taxes.

(2)  In the event Bristol-Myers Squibb is downgraded below investment grade or has not, prior to December 31, 2013, renewed their lease until at least
     December 31, 2019, the Scudders Mill Road - Unit 3 borrower is required to either deliver to the lender a letter of credit in the amount of $3,466,620 or cause all net cash flow after debt service to be deposited monthly into a TI/LC reserve account for a period of twelve months to be capped at
     $3,466,620.

(3)  If by December 31, 2012, the Scudders Mill Road - Unit 3 borrower has not provided additional parking spaces for the property, then the Scudders Mill
     Road - Unit 3 borrower is required to deliver to the lender a Letter of
     Credit in the amount equal to the difference between the number of parking spaces required to reach 3 spaces per 1000 and the actual number of parking spaces available multiplied by $1000.

(4)  Lockbox springs hard upon an event of default.

THE 777 SCUDDERS MILL ROAD - UNIT 3 LOAN.

     THE LOAN. The eighth largest loan (the "777 Scudders Mill Road - Unit 3
Loan") is evidenced by a secured promissory note that is secured by a first priority fee Deed of Trust, Security Agreement, and Assignment of Rents
encumbering an office building containing 231,108 square feet known as 777
Scudders Mill Road - Unit 3, located in Plainsboro, New Jersey (the "777
Scudders Mill Road - Unit 3 Property"). The 777 Scudders Mill Road - Unit 3 Loan
was originated on January 12, 2007 by or on behalf of Principal Commercial
Funding II, LLC

     THE BORROWER. The borrower is Bel Scudders 3 LLC, which is 100% owned by
Belair Capital Fund, LLC., a tax-managed investment fund. The borrower owns no material assets other than the 777 Scudders Mill Road - Unit 3 Property and related interests. A non-consolidation opinion was delivered at origination. The manager of the fund is Eaton Vance Management. The main investors in the fund are high net worth individuals and institutions.

     THE PROPERTY. The 777 Scudders Mill Road - Unit 3 Property consists of a
5-story office building containing 231,108 square feet. The office building was built in 1992 and is Building 3 of a 3 building office campus. The property is situated on a 125-acre

                                       52

condominium complex that currently has 657,408 square feet of office space and can accommodate future expansion of 3 additional office buildings totaling
534,109 square feet. Parking is provided for 616 vehicles (2.67/1,000 square feet). The property is located at 777 Scudders Mill Road in Plainsboro,
Middlesex County, New Jersey. The property is located 1 mile east of US Route 1,
5 miles west of the New Jersey Turnpike, and 6 miles north of I-95. Route 1 provides direct access to Interstate 295 to the south and the Garden State
Parkway, New Jersey Turnpike and Interstate 287 to the north. The property is located within 46 miles of Philadelphia and 49 miles of New York City. The property is located within the Princeton Forrestal Center and is located four miles north of the Quaker Bridge Mall, which is anchored by Macy's, Sears, JC
Penney, Kmart, TJ Maxx, Bed Bath & Beyond, Ross Dress For Less, and Eddie Bauer.

     More specific information about the 777 Scudders Mill Road - Unit 3
Property is set forth in the table below:

                               CREDIT RATING                                     % OF TOTAL    ANNUALIZED
                                  (FITCH/       TENANT    % OF     ANNUALIZED    ANNUALIZED    BASE RENT       LEASE
       TENANT NAME           MOODY'S/S&P) (1)     NRA      NRA   BASE RENT ($)    BASE RENT   ($ PER NRA)   EXPIRATION
----------------------------------------------------------------------------------------------------------------------

E.R. Squibb & Sons, L.L.C.       A+/A2/A+       231,108   100%     $4,853,268       100%         $21.00     12/31/2014
----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          231,108   100%     $4,853,268       100%         $21.00
======================================================================================================================
Other Tenants                      NAP                0     0%     $        0         0%         $ 0.00         NAP
Vacant Space                       NAP                0     0%     $        0         0%         $ 0.00         NAP
----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          231,108   100%     $4,853,268       100%         $21.00
======================================================================================================================

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

                           LEASE ROLLOVER SCHEDULE(1)

                                                                                AVERAGE
                                                   CUMULATIVE   CUMULATIVE %   BASE RENT
             # OF LEASES   TOTAL SF   % OF TOTAL    TOTAL SF        OF SF       PER SF
   YEAR        EXPIRING    EXPIRING   SF ROLLING    EXPIRING      EXPIRING      EXPIRING
----------------------------------------------------------------------------------------

  Vacant          --             --       --              --         --              --
   2007           --             --       --              --         --              --
   2008           --             --       --              --         --              --
   2009           --             --       --              --         --              --
   2010           --             --       --              --         --              --
   2011           --             --       --              --         --              --
   2012           --             --       --              --         --              --
   2013           --             --       --              --         --              --
   2014            1        231,108      100%        231,108        100%         $21.00
   2015           --             --       --         231,108        100%             --
   2016           --             --       --         231,108        100%             --
Thereafter        --             --       --         231,108        100%             --
----------------------------------------------------------------------------------------

(1)  The information in the table is based on the contract rents in the rent roll.

     PROPERTY MANAGEMENT. The 777 Scudders Mill Road - Unit 3 Property is
managed by Eaton Vance Management. Eaton Vance and its subsidiary, Boston
Management and Research provide management and advisory services to Belair
Capital Fund, LLC, and the investment portfolio in which the fund invests. Eaton
Vance and Boston Management provide advisory, administration, and management services to over 160 investment companies, as well as separate accounts managed for individual and institutional investors. Eaton Vance reports that it controls more than $4.4 billion of real estate assets on behalf of a series of private equity funds.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not allowed.

                                       53

             MORTGAGE LOAN NO. 9 -- 777 SCUDDERS MILL ROAD - UNIT 1

               [PHOTO OF 777 SCUDDERS MILL ROAD - UNIT 1 OMITTED]

                                       54

             MORTGAGE LOAN NO. 9 -- 777 SCUDDERS MILL ROAD - UNIT 1

                [MAP OF 777 SCUDDERS MILL ROAD - UNIT 1 OMITTED]

                                       55

             MORTGAGE LOAN NO. 9 -- 777 SCUDDERS MILL ROAD - UNIT 1

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              PCF II
LOAN PURPOSE:                      Acquisition
ORIGINAL BALANCE:                  $59,150,000
CUT-OFF DATE BALANCE:              $59,150,000
FIRST PAYMENT DATE:                03/01/2007
INTEREST RATE:                     5.79500%
AMORTIZATION TERM:                 Interest Only
ARD:                               No
ANTICIPATED REPAYMENT DATE:        NAP
MATURITY DATE:                     02/01/2019
EXPECTED MATURITY BALANCE:         $59,150,000
SPONSOR:                           Belwater Capital Fund LLC
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   Greater of 1% or yield maintenance for the
                                   first 25 payments, then U.S. Treasury
                                   defeasance or greater of 1% or yield
                                   maintenance for the following 117 payments,
                                   and then prepayable without premium
                                   thereafter through the maturity date.
CUT-OFF DATE BALANCE PER SF:       $263.39
UP-FRONT RESERVES:                 RE Taxes:       $114,251
ONGOING RESERVES:                  RE Taxes: (1)   Springing
                                   TI/LC: (2)      Springing
LOCKBOX:                           Springing Hard (3)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (MOODY'S/S&P):       NAP
SINGLE ASSET/PORTFOLIO:            Single Asset
PROPERTY TYPE:                     Office
PROPERTY SUB-TYPE:                 Suburban
LOCATION:                          Plainsboro, NJ
YEAR BUILT/RENOVATED:              1992 / NAP
PERCENT LEASED (AS OF):            100.0% (01/12/2007)
NET RENTABLE AREA:                 224,572
THE COLLATERAL:                    5-story suburban office building located in
                                   Plainsboro, NJ
OWNERSHIP INTEREST:                Fee
PROPERTY MANAGEMENT:               Eaton Vance Management
3RD MOST RECENT NOI (AS OF):       NAP
2ND MOST RECENT NOI (AS OF):       NAP
MOST RECENT NOI (AS OF):           NAP
U/W NET OP. INCOME:                $4,839,052
U/W NET CASH FLOW:                 $4,794,138
U/W OCCUPANCY:                     97.0%
APPRAISED VALUE (AS OF):           $83,300,000 (12/14/2006)
CUT-OFF DATE LTV RATIO:            71.0%
LTV RATIO AT MATURITY:             71.0%
U/W DSCR:                          1.38x
U/W POST IO DSCR:                  NAP
--------------------------------------------------------------------------------

(1)  Upon occurrence of an event of default, the 777 Scudders Mill Road - Unit 1 borrower is required to deposit monthly 1/12 of the estimated annual taxes.

(2)  In the event Bristol-Myers Squibb is downgraded below investment grade or has not, prior to December 31, 2017, renewed their lease until at least
     December 31, 2023, the 777 Scudders Mill Road - Unit 1 borrower is required to either deliver to the lender a letter of credit in the amount of
     $3,368,580 or cause all net cash flow after debt service to be deposited monthly into a TI/LC reserve account for a period of twelve months to be capped at $3,368,580.

(3)  Lockbox springs hard upon an event of default.

THE 777 SCUDDERS MILL ROAD - UNIT 1 LOAN.

     THE LOAN. The ninth largest loan (the "777 Scudders Mill Road - Unit 1
Loan") is evidenced by a secured promissory note that is secured by a first priority fee Deed of Trust, Security Agreement, and Assignment of Rents
encumbering an office building containing 224,572 square feet known as 777
Scudders Mill Road - Unit 1, located in Plainsboro, New Jersey (the "777
Scudders Mill Road - Unit 1 Property"). The 777 Scudders Mill Road - Unit 1 Loan
was originated on January 12, 2007 by or on behalf of Principal Commercial
Funding II, LLC.

     THE BORROWER. The borrower is Bel Scudders 1 LLC., which is 100% owned by
Belwater Capital Fund, LLC., a tax-managed investment fund. The borrower owns no material assets other than the 777 Scudders Mill Road - Unit 1 Property and related interests. A non-consolidation opinion was delivered at origination. The manager of the fund is Eaton Vance Management. The main investors in the fund are high net worth individuals and institutions.

     THE PROPERTY. The 777 Scudders Mill Road - Unit 1 Property consists of a
5-story office building containing 224,572 square feet. The office building was built in 1992 and is Building 1 of a 3 building office campus. The property is situated on a 125-acre condominium complex that currently has 657,408 square feet of office space and can accommodate future expansion of 3 additional office buildings totaling 534,109 square feet. Parking is provided for 737 vehicles
(3.28/1,000 square feet). The property is located at 777 Scudders Mill Road in
Plainsboro, Middlesex County, New Jersey. The property is located 1 mile east of
US Route 1, 5 miles west

                                       56

of the New Jersey Turnpike, and 6 miles north of I-95. Route 1 provides direct access to Interstate 295 to the south and the Garden State Parkway, New Jersey
Turnpike and Interstate 287 to the north. The property is located within 46 miles of Philadelphia and 49 miles of New York City. The property is located within the Princeton Forrestal Center and is located four miles north of the
Quaker Bridge Mall, which is anchored by Macy's, Sears, JC Penney, Kmart, TJ
Maxx, Bed Bath & Beyond, Ross Dress For Less, and Eddie Bauer.

     More specific information about the 777 Scudders Mill Road - Unit 1
Property is set forth in the table below:

                             CREDIT RATING                       ANNUALIZED  % OF TOTAL    ANNUALIZED
                                (FITCH/                   % OF      BASE      ANNUALIZED   BASE RENT     LEASE
TENANT NAME                 MOODY'S/S&P) (1)  TENANT NRA   NRA    RENT ($)    BASE RENT   ($ PER NRA)  EXPIRATION
-----------------------------------------------------------------------------------------------------------------

E.R. Squibb & Sons, L.L.C.      A+/A2/A+        224,572    100%  $4,716,012      100%        $21.00    12/31/2018
-----------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          224,572    100%  $4,716,012      100%        $21.00
=================================================================================================================
Other Tenants                     NAP                 0      0%  $        0        0%        $ 0.00        NAP
Vacant Space                      NAP                 0      0%  $        0        0%        $ 0.00        NAP
-----------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          224,572    100%  $4,716,012      100%        $21.00
=================================================================================================================

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

                           LEASE ROLLOVER SCHEDULE(1)

                                                                                     AVERAGE BASE
            # OF LEASES     TOTAL     % OF TOTAL      CUMULATIVE       CUMULATIVE %   RENT PER SF
   YEAR       EXPIRING   SF EXPIRING  SF ROLLING  TOTAL SF EXPIRING  OF SF EXPIRING    EXPIRING
-------------------------------------------------------------------------------------------------

  Vacant         --              --        --               --              --              --
   2007          --              --        --               --              --              --
   2008          --              --        --               --              --              --
   2009          --              --        --               --              --              --
   2010          --              --        --               --              --              --
   2011          --              --        --               --              --              --
   2012          --              --        --               --              --              --
   2013          --              --        --               --              --              --
   2014          --              --        --               --              --              --
   2015          --              --        --               --              --              --
   2016          --              --        --               --              --              --
Thereafter        1         224,572       100%         224,572             100%         $21.00
-------------------------------------------------------------------------------------------------

(1)  The information in the table is based on the contract rents in the rent roll.

     PROPERTY MANAGEMENT. The 777 Scudders Mill Road - Unit 1 Property is
managed by Eaton Vance Management. Eaton Vance and its subsidiary, Boston
Management and Research provide management and advisory services to Belwater
Capital Fund, LLC, and the investment portfolio in which the fund invests. Eaton
Vance and Boston Management provide advisory, administration, and management services to over 160 investment companies, as well as separate accounts managed for individual and institutional investors. Eaton Vance reports that it controls more than $4.4 billion of real estate assets on behalf of a series of private equity funds.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not allowed.

                                       57

             MORTGAGE LOAN NO. 10 -- 777 SCUDDERS MILL ROAD - UNIT 2

               [PHOTO OF 777 SCUDDERS MILL ROAD - UNIT 2 OMITTED]

                                       58

             MORTGAGE LOAN NO. 10 -- 777 SCUDDERS MILL ROAD - UNIT 2

                [MAP OF 777 SCUDDERS MILL ROAD - UNIT 2 OMITTED]

                                       59

             MORTGAGE LOAN NO. 10 -- 777 SCUDDERS MILL ROAD - UNIT 2

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              PCF II
LOAN PURPOSE:                      Acquisition
ORIGINAL BALANCE:                  $53,150,000
CUT-OFF DATE BALANCE:              $53,150,000
FIRST PAYMENT DATE:                03/01/2007
INTEREST RATE:                     5.61000%
AMORTIZATION TERM:                 Interest Only
ARD:                               No
ANTICIPATED REPAYMENT DATE:        NAP
MATURITY DATE:                     02/01/2017
EXPECTED MATURITY BALANCE:         $53,150,000
SPONSOR:                           Belshire Capital Fund LLC
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   Greater of 1% or yield maintenance for the
                                   first 25 payments, then U.S. Treasury
                                   defeasance or greater of 1% or yield
                                   maintenance for the following 93 payments,
                                   and then prepayable without premium
                                   thereafter through the maturity date.
CUT-OFF DATE BALANCE PER SF:       $263.47
UP-FRONT RESERVES:                 RE Taxes:      $102,630
ONGOING RESERVES:                  RE Taxes: (1)  Springing
                                   TI/LC: (2)     Springing
LOCKBOX:                           Springing Hard (3)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (MOODY'S/S&P):       NAP
SINGLE ASSET/PORTFOLIO:            Single Asset
PROPERTY TYPE:                     Office
PROPERTY SUB-TYPE:                 Suburban
LOCATION:                          Plainsboro, NJ
YEAR BUILT/RENOVATED:              1992 / NAP
PERCENT LEASED (AS OF):            100.0% (01/12/2007)
NET RENTABLE AREA:                 201,728
THE COLLATERAL:                    5-story suburban office building located in
                                   Plainsboro, NJ
OWNERSHIP INTEREST:                Fee
PROPERTY MANAGEMENT:               Eaton Vance Management
3RD MOST RECENT NOI (AS OF):       NAP
2ND MOST RECENT NOI (AS OF):       NAP
MOST RECENT NOI (AS OF):           NAP
U/W NET OP. INCOME:                $4,208,856
U/W NET CASH FLOW:                 $3,966,783
U/W OCCUPANCY:                     95.0%
APPRAISED VALUE (AS OF):           $72,300,000 (12/14/2006)
CUT-OFF DATE LTV RATIO:            73.5%
LTV RATIO AT MATURITY:             73.5%
U/W DSCR:                          1.31x
U/W POST IO DSCR:                  NAP
--------------------------------------------------------------------------------

(1)  Upon occurrence of an event of default, the 777 Scudders Mill Road - Unit 2 borrower is required to deposit monthly 1/12 of the estimated annual taxes.

(2)  In the event Bristol-Myers Squibb is downgraded below investment grade or has not, prior to December 31, 2015, renewed their lease until at least
     December 31, 2021, the 777 Scudders Mill Road - Unit 2 borrower is required to either deliver to the lender a letter of credit in the amount of
     $3,025,920 or cause all net cash flow after debt service to be deposited monthly into a TI/LC reserve account for a period of twelve months to be capped at $3,025,920.

(3)  Lockbox springs hard upon an event of default.

THE 777 SCUDDERS MILL ROAD - UNIT 2 LOAN.

     THE LOAN. The tenth largest loan (the "777 Scudders Mill Road - Unit 2
Loan") is evidenced by a secured promissory note that is secured by a first priority fee Deed of Trust, Security Agreement, and Assignment of Rents
encumbering an office building containing 201,728 square feet known as 777
Scudders Mill Road - Unit 2, located in Plainsboro, New Jersey (the "777
Scudders Mill Road - Unit 2 Property"). The 777 Scudders Mill Road - Unit 2 Loan
was originated on January 12, 2007 by or on behalf of Principal Commercial
Funding II, LLC.

     THE BORROWER. The borrower is Bel Scudders 2 LLC., which is 100% owned by
Belshire Capital Fund, LLC., a tax-managed investment fund. The borrower owns no material assets other than the 777 Scudders Mill Road - Unit 2 Property and related interests. A non-consolidation opinion was delivered at origination. The manager of the fund is Eaton Vance Management. The main investors in the fund are high net worth individuals and institutions.

     THE PROPERTY. The 777 Scudders Mill Road - Unit 2 Property consists of a
5-story office building containing 201,728 square feet. The office building was built in 1992 and is Building 2 of a 3 building office campus. The property is situated on a 125-acre condominium complex that currently has 657,408 square feet of office space and can accommodate future expansion of 3 additional

                                       60

office buildings totaling 534,109 square feet. Parking is provided for 737 vehicles (3.65/1,000 square feet). The property is located at 777 Scudders Mill
Road in Plainsboro, Middlesex County, New Jersey. The property is located 1 mile east of US Route 1, 5 miles west of the New Jersey Turnpike, and 6 miles north of I-95. Route 1 provides direct access to Interstate 295 to the south and the
Garden State Parkway, New Jersey Turnpike and Interstate 287 to the north. The property is located within 46 miles of Philadelphia and 49 miles of New York
City. The property is located within the Princeton Forrestal Center and is located four miles north of the Quaker Bridge Mall, which is anchored by Macy's,
Sears, JC Penney, Kmart, TJ Maxx, Bed Bath & Beyond, Ross Dress For Less, and
Eddie Bauer.

     More specific information about the 777 Scudders Mill Road - Unit 2
Property is set forth in the table below:

                              CREDIT RATING                   ANNUALIZED  % OF TOTAL   ANNUALIZED
                                (FITCH/        TENANT  % OF      BASE     ANNUALIZED   BASE RENT      LEASE
TENANT NAME                 MOODY'S/S&P) (1)     NRA    NRA    RENT ($)    BASE RENT  ($ PER NRA)  EXPIRATION
-------------------------------------------------------------------------------------------------------------

E.R. Squibb & Sons, L.L.C.      A+/A2/A+      201,728   100%  $4,236,288     100%        $21.00    12/31/2016
-------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        201,728   100%  $4,236,288     100%        $21.00
-------------------------------------------------------------------------------------------------------------
Other Tenants                     NAP               0     0%  $        0       0%        $ 0.00        NAP
Vacant Space                      NAP               0     0%  $        0       0%        $ 0.00        NAP
-------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        201,728   100%  $4,236,288     100%        $21.00
=============================================================================================================

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

                           LEASE ROLLOVER SCHEDULE(1)

                                                                                     AVERAGE BASE
            # OF LEASES      TOTAL    % OF TOTAL      CUMULATIVE       CUMULATIVE %   RENT PER SF
   YEAR       EXPIRING   SF EXPIRING  SF ROLLING  TOTAL SF EXPIRING  OF SF EXPIRING    EXPIRING
-------------------------------------------------------------------------------------------------

  Vacant         --             --         --                --             --              --
   2007          --             --         --                --             --              --
   2008          --             --         --                --             --              --
   2009          --             --         --                --             --              --
   2010          --             --         --                --             --              --
   2011          --             --         --                --             --              --
   2012          --             --         --                --             --              --
   2013          --             --         --                --             --              --
   2014          --             --         --                --             --              --
   2015          --             --         --                --             --              --
   2016           1        201,728        100%          201,728            100%         $21.00
Thereafter       --             --         --           201,728            100%             --
-------------------------------------------------------------------------------------------------

(1)  The information in the table is based on the contract rents in the rent roll.

     PROPERTY MANAGEMENT. The 777 Scudders Mill Road - Unit 2 Property is
managed by Eaton Vance Management. Eaton Vance and its subsidiary, Boston
Management and Research provide management and advisory services to Belshire
Capital Fund, LLC, and the investment portfolio in which the fund invests. Eaton
Vance and Boston Management provide advisory, administration, and management services to over 160 investment companies, as well as separate accounts managed for individual and institutional investors. Eaton Vance reports that it controls more than $4.4 billion of real estate assets on behalf of a series of private equity funds.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not allowed.

                                       61

                  MORTGAGE LOAN NO. 11 -- NORTHAMPTON CROSSING

                   [2 PHOTOS OF NORTHAMPTON CROSSING OMITTED]

                                       62

                  MORTGAGE LOAN NO. 11 -- NORTHAMPTON CROSSING

                      [MAP OF NORTHAMPTON CROSSING OMITTED]

                                       63

                  MORTGAGE LOAN NO. 11 -- NORTHAMPTON CROSSING

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              PMCF
LOAN PURPOSE:                      Refinance
ORIGINAL BALANCE:                  $52,900,000
CUT-OFF DATE BALANCE:              $52,900,000
FIRST PAYMENT DATE:                03/05/2007
INTEREST RATE:                     5.64000%
AMORTIZATION TERM:                 Months 1-36: Interest Only
                                   Months 37-120: 360 months
ARD:                               No
ANTICIPATED REPAYMENT DATE:        NAP
MATURITY DATE:                     02/05/2017
EXPECTED MATURITY BALANCE:         $47,533,112
SPONSOR:                           Robert C. Baker
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   26-payment lockout from the first payment
                                   date, with U.S. Treasury defeasance for the
                                   following 91 payments, and open to prepayment
                                   without premium thereafter through the
                                   maturity date.
CUT-OFF DATE BALANCE PER SF:       $98.83
UP-FRONT RESERVES:                 RE Taxes: (1)    $580,000
                                   Insurance: (2)   $48,455
                                   Other: (3)       $1,100,000
ONGOING RESERVES:                  TI/LC: (4)       Springing
                                   Replacement:     $4,435 / month
LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (MOODY'S/S&P):       NAP
SINGLE ASSET/PORTFOLIO:            Single Asset
PROPERTY TYPE:                     Retail
PROPERTY SUB-TYPE:                 Anchored
LOCATION:                          Easton, PA
YEAR BUILT/RENOVATED:              1995 / 2002
PERCENT LEASED (AS OF):            100.0% (11/30/2006)
NET RENTABLE AREA:                 535,276
THE COLLATERAL:                    Anchored retail center located in Easton,
                                   Pennsylvania
OWNERSHIP INTEREST:                Fee
PROPERTY MANAGEMENT:               National Realty & Development Corp.
3RD MOST RECENT NOI (AS OF):       $4,509,713 (TTM 12/31/2004)
2ND MOST RECENT NOI (AS OF):       $4,587,509 (TTM 12/31/2005)
MOST RECENT NOI (AS OF):           $4,512,178 (TTM 11/30/2006)
U/W NET OP. INCOME:                $4,442,691
U/W NET CASH FLOW:                 $4,200,356
U/W OCCUPANCY:                     97.0%
APPRAISED VALUE (AS OF):           $69,000,000 (11/19/2006)
CUT-OFF DATE LTV RATIO:            76.7%
LTV RATIO AT MATURITY:             68.9%
U/W DSCR:                          1.39x
U/W DSCR POST IO:                  1.15x
--------------------------------------------------------------------------------

(1)  In lieu of collecting monthly deposits for real estate taxes, the borrower provided a letter of credit in the amount of $580,000, which represents six months of estimated real estate taxes.

(2)  In lieu of collecting monthly deposits for insurance, $48,455 was deposited into an insurance reserve, which represents six months of estimated insurance premiums.

(3)  The borrower provided a $1,100,000 letter of credit as additional security for the loan. A partial release of the letter of credit in the amount of
     $550,000 is permitted when the property increases annual base rental revenue by $45,000 for the 12-month period succeeding the date of calculation, and thus achieves a gross potential rent of $4,774,991 and an estimated gross income of $6,395,282. The letter of credit can be fully released when the property increases annual base rental revenue by $90,000 for the 12-month period succeeding the date of calculation, and thus achieves a gross potential rent of $4,819,991 and an estimated gross income of $6,440,282.

(4)  In the event Redner's Markets exercises its right to terminate its lease, and an acceptable replacement is not in occupancy of the entire space and paying rent, monthly deposits into a TI/LC reserve will commence in the amount of $42,000 subject to a cap of $250,000. Additionally, if by April
     1, 2015 the Sam's Club lease has not been extended for at least five years beyond the current March 29, 2016 lease expiration date and an acceptable replacement is not in occupancy of the entire space and paying rent, then beginning on April 5, 2015, monthly deposits into a TI/LC reserve will commence in the amount of $45,000 subject to a cap of $500,000.

THE NORTHAMPTON CROSSING LOAN.

     THE LOAN. The eleventh largest loan (the "Northampton Crossing Loan") is a
$52,900,000 first mortgage loan secured by the borrowers' fee interest in the
535,276 square foot, anchored retail center located in Easton, Pennsylvania (the
"Northampton Crossing Property").

     THE BORROWERS. The borrowers consist of Gemstone Resources L.P.,
Wallingford One Holdings L.P., NC One Holdings L.P. and NC Two Holdings L.P.
(the "Northampton Crossing Borrowers"). Gemstone Resources L.P. and Wallingford
One Holdings L.P. are tenant-in-common fee owners of the main shopping center parcel. NC One Holdings L.P is the fee owner of the Blockbuster anchored parcel and the Catherine's anchored parcel. NC Two Holdings L.P. is the fee owner of the undeveloped parcel located at the north end of the Northampton Crossing
Property. The Northampton Crossing Borrowers are single purpose entities that own no material assets other than the assets described in this paragraph. The general partners of each of the Northampton Crossing Borrowers have been structured with at least one independent director. A non-consolidation opinion with respect to the Northampton Crossing Borrowers was delivered at origination.
All of the Northampton Crossing Borrowers are controlled by Robert C. Baker, the
Chairman and CEO of National Realty & Development Corp. National Realty &
Development Corp. is a vertically integrated real estate company with various capabilities including site acquisition, leasing/marketing, construction and property management, among others. The company owns

                                       64

and/or manages a portfolio in excess of 20 million square feet, which includes shopping centers, corporate business centers and residential communities in 20 states.

     THE PROPERTY. The Northampton Crossing Property is comprised of four parcels of land: the main parcel (which contains the majority of the tenants and consists of one contiguous building), the Blockbuster parcel, the Catherine's parcel, and an undeveloped 5-acre parcel. The improvements were constructed in
1995 and expanded in 2002. The Northampton Crossing Property consists of 535,276 square feet plus a pad site that is ground leased to Kohl's. Two anchor tenants
(Wal-Mart and Sam's Club) occupy 319,346 square feet, and four junior anchor tenants (Redner's Markets, Regal Entertainment Group, Staples and Sears
Hardware) occupy 156,328 square feet. Other tenants include Fashion Bug, GNC,
Subway, Blockbuster, Starbucks and Catherine's.

     More specific information about the Northampton Crossing Property is set forth in the tables below:

                                 CREDIT                             ANNUALIZED     % OF TOTAL     ANNUALIZED
                                 RATING                            UNDERWRITTEN    ANNUALIZED    UNDERWRITTEN
                                 (FITCH/        TENANT    % OF       BASE RENT    UNDERWRITTEN     BASE RENT      LEASE
TENANT NAME                 MOODY'S/S&P) (1)   NRA (2)   NRA (2)      ($) (3)       BASE RENT     ($ PER NRA)  EXPIRATION
-------------------------------------------------------------------------------------------------------------------------

Wal-Mart Supercenter           AA/Aa2/AA       207,533      33%     $1,309,246         27%         $ 6.31      09/01/2024
Sam's Club                     AA/Aa2/AA       111,813      18%     $  746,911         16%         $ 6.68      03/29/2016
Kohl's (4)                     A/A3/BBB+        86,584      14%     $  416,079          9%         $ 4.81      01/30/2021
Redner's Markets                --/--/--        56,000       9%     $  308,000          6%         $ 5.50      12/31/2015
Regal Entertainment Group      B-/B2/BB-        53,735       9%     $  465,450         10%         $ 8.66      07/31/2020
Staples                      BBB+/Baa1/BBB+     25,000       4%     $  325,000          7%         $13.00      11/30/2012
Sears Hardware                 BB/Ba1/BB+       21,593       4%     $  224,567          5%         $10.40      09/14/2010
Eastern Mega Discount           --/--/--        12,500       2%     $  125,000          3%         $10.00      11/30/2013
Fashion Bug                    --/B2/BB-        10,045       2%     $  110,000          2%         $10.95      01/31/2012
-------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                         584,803      94%     $4,030,253         84%         $ 6.89(2)
=========================================================================================================================
Other Tenants                   Various         37,057       6%     $  789,738         16%         $18.88       Various
Vacant Space                      NAP                0       0%     $        0          0%            NAP         NAP
-------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                         621,860     100%     $4,819,991        100%         $ 7.61(2)
=========================================================================================================================

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(2)  The calculations include 86,584 square feet attributable to the improvements owned by Kohl's, as ground lessee; the improvements are not part of the Northampton Crossing Property.

(3)  Included in the Annualized Underwritten Base Rent ($) is $90,000 of
     estimated future revenue that is supported by a $1,100,000 letter of credit provided by the borrower, as described in footnote 3 under the heading
     "Loan Information" above.

(4)  Kohl's owns its improvements and leases the ground from Gemstone Resources
     L.P. and Wallingford One Holdings L.P., as tenants-in-common. The square footage of the Kohl's building, 86,584, is included in the NRA calculations in the chart above.

                           LEASE ROLLOVER SCHEDULE(1)

                                                     CUMULATIVE   CUMULATIVE %
             # OF LEASES   TOTAL SF    % OF TOTAL      TOTAL         OF SF        AVG. BASE RENT
   YEAR        EXPIRING    EXPIRING   SF EXPIRING   SF EXPIRING     EXPIRING     PER SF EXPIRING
------------------------------------------------------------------------------------------------

  Vacant          --             --       --               --          --                 --
   2007           --             --       --               --          --                 --
   2008            5         65,700       11%          65,700          11%            $17.30
   2009            2          2,800        0%          68,500          11%            $20.92
   2010            3         28,765        5%          97,265          16%            $16.37
   2011            5         12,800        2%         110,065          18%            $16.86
   2012            3         36,830        6%         146,895          24%            $15.65
   2013            1         12,500        2%         159,395          26%            $10.00
   2014            1          1,600        0%         160,995          26%            $19.00
   2015            1          1,200        0%         162,195          26%            $23.50
   2016            1        111,813       18%         274,008          44%            $ 6.68
Thereafter         3        347,852       56%         621,860         100%            $ 6.59
------------------------------------------------------------------------------------------------

(1)  The information in the table is based on the underwritten rent roll. Kohl's ground lease totaling 86,584 square feet is included in the rollover calculations above.

     PROPERTY MANAGEMENT. The Northampton Crossing Property is managed by
National Realty & Development Corp., which is an affiliate of the Northampton
Crossing Borrowers.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Subject to the third-party rights described in the next paragraph, the Northampton Crossing Borrowers are entitled to obtain a release of the undeveloped parcel, without any required prepayment of the Northampton
Crossing Loan, subject to satisfaction of certain conditions specified in the mortgage loan documents. The lender did not underwrite any income from this parcel, and the appraisal did not assign any value to this parcel.

                                       65

     Sam's Club has the right to expand its space onto the undeveloped parcel.
In the event Sam's Club elects to expand, the Northampton Crossing Borrowers are required to purchase the expansion improvements from Sam's Club at a price equal to the costs incurred by Sam's Club in connection with the expansion. If the
Northampton Crossing Borrowers do not purchase the improvements, the Northampton
Crossing Loan sponsor, Robert C. Baker, is personally liable for all related damages. Further, if Sam's Club expands, the release of the undeveloped parcel is no longer permissible.

                                       66

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                       67

                      MORTGAGE LOAN NO. 12 -- UTOPIA CENTER

                       [4 PHOTOS OF UTOPIA CENTER OMITTED]

                                       68

                      MORTGAGE LOAN NO. 12 -- UTOPIA CENTER

                         [MAP OF UTOPIA CENTER OMITTED]

                                       69

                      MORTGAGE LOAN NO. 12 -- UTOPIA CENTER

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              BSCMI
LOAN PURPOSE:                      Refinance
ORIGINAL BALANCE:                  $47,750,000
CUT-OFF DATE BALANCE:              $47,750,000
FIRST PAYMENT DATE:                02/01/2007
INTEREST RATE:                     5.65300%
AMORTIZATION TERM:                 Months 1-60: Interest Only
                                   Months 61-120: 360 months
ARD:                               No
ANTICIPATED REPAYMENT DATE:        NAP
MATURITY DATE:                     01/01/2017
EXPECTED MATURITY BALANCE:         $44,521,912
SPONSORS:                          Daniel Massry and Capmark Commercial Realty
                                   Fund II
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   26-payment lockout from the first payment
                                   date, with U.S. Treasury defeasance for the
                                   following 93 payments, and open to prepayment
                                   without premium thereafter through maturity.
CUT-OFF DATE BALANCE PER SF:       $425.82
UP-FRONT RESERVES:                 RE Taxes:               $25,598
                                   Insurance:              $36,260
                                   Deferred Maintenance:   $1,750
                                   Replacement:            $1,405
                                   TI/LC:                  $4,685
                                   Other: (1)              $6,500,000
ONGOING RESERVES:                  RE Taxes:               $25,598 / month
                                   Insurance:              $3,626 / month
                                   Replacement:            $1,405 / month
                                   TI/LC: (2)              $4,685 / month
LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (MOODY'S/S&P):       NAP
SINGLE ASSET/PORTFOLIO:            Single Asset
PROPERTY TYPE:                     Mixed Use
PROPERTY SUB-TYPE:                 Retail/Office
LOCATION:                          Fresh Meadows, NY
YEAR BUILT/RENOVATED:              1950 /  2005-2007
PERCENT LEASED (AS OF):            84.4% (12/07/2006)
NET RENTABLE AREA:                 112,136
THE COLLATERAL:                    Mixed use center consisting of one office and
                                   retail building located in Fresh Meadows,
                                   Queens County, New York.
OWNERSHIP INTEREST:                Fee
PROPERTY MANAGEMENT:               Wharton Realty Group, Inc.
3RD MOST RECENT NOI (AS OF):       NAP
2ND MOST RECENT NOI (AS OF):       NAP
MOST RECENT NOI (AS OF):           $2,876,295 (TTM 12/31/2005)
U/W NET OP. INCOME:                $3,922,001
U/W NET CASH FLOW:                 $3,802,002
U/W OCCUPANCY:                     95.4%
APPRAISED VALUE (AS OF): (3)       $54,850,000 (10/25/2006)
CUT-OFF DATE LTV RATIO: (4)        75.2%
LTV RATIO AT MATURITY: (4)         69.3%
U/W DSCR:                          1.39x
U/W DSCR POST IO:                  1.15x
--------------------------------------------------------------------------------

(1)  Represents an up-front $6,500,000 reserve to lease up the 18,897 square feet of space that was vacant at loan origination. The borrower substituted a letter of credit post-closing. The letter of credit may be released in part as space is leased, tenants are in occupancy, open for business and paying full contractual rent.

(2)  TI/LC reserves are capped at $400,000.

(3)  The value shown is the As-Is Value. The stabilized value as of July 1, 2008 is $61,000,000.

(4)  The Cut-off Date LTV Ratio and the LTV Ratio at Maturity were calculated using the As-Is Value and by subtracting out the $6,500,000 new tenant reserve from the loan amount of $47,750,000. The Cut-off Date LTV Ratio without subtracting the $6,500,000 new tenant reserve from the loan amount is 87.1%.

THE UTOPIA CENTER LOAN.

     THE LOAN. The twelfth largest loan (the "Utopia Center Loan") is a
$47,750,000 first mortgage loan secured by the borrower's fee interest in the
Utopia Center (the "Utopia Center Property") located in Fresh Meadows, Queens
County, New York.

     THE BORROWER. The borrower, Utopia Center Acquisition, LLC, a Delaware limited liability company (the "Utopia Center Borrower") is a single purpose entity that owns no material assets other than the Utopia Center Property and related interests. The Utopia Center Borrower is structured with two independent managers. A non-consolidation opinion was delivered at origination. The Utopia
Center Borrower is sponsored by Daniel Massry and Capmark Commercial Realty Fund
II. Daniel Massry is the president of the

                                       70

Wharton Realty Group, Inc., which presently owns and manages approximately 3.2 million square feet of commercial space. Capmark Commercial Realty Fund II is a
$750 million fund that currently has $1.75 billion of properties and $200 million of cash.

     THE PROPERTY. The Utopia Center Property is a mixed use center comprised of
112,136 square feet of retail/office space located in Fresh Meadows, Queens
County, New York. The Utopia Center Property contains 52,962 square feet of retail space (47.2% of net rentable area), 59,174 square feet of office space
(52.8% of net rentable area) and an attached three-level, 135-space parking garage (part of collateral, but not included in net rentable area). The Utopia
Center Property is located at the intersection of Union Turnpike and Utopia
Parkway, located near the St. John's Hospital in Queens County, New York. The
Utopia Center Property is located in the center of St. John's University's
Queens Campus. The Utopia Center Property was constructed in 1950 and has undergone a redevelopment and expansion that began in 2005 and is expected to be completed in 2007. As of December 7, 2006, the Utopia Center Property was 84.4%
leased to 15 tenants. The retail component of the building is anchored by Barnes and Noble while the majority of the usage of the office space is for medical offices with Queens Medical Associates as the largest tenant. Investment grade tenants or their affiliates account for approximately 22.8% of the in-place base rent at the Utopia Center Property.

     More specific information about the Utopia Center Property is set forth in the tables below:

                                                                                    % OF TOTAL     ANNUALIZED
                              CREDIT RATING                          ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                 (FITCH/                    % OF    UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
TENANT NAME                 MOODY'S/S&P) (1)   TENANT NRA    NRA   BASE RENT ($)     BASE RENT     ($ PER NRA)   EXPIRATION
---------------------------------------------------------------------------------------------------------------------------

Barnes & Noble                   --/--/--         28,053     25%     $  780,000         20%          $27.80      01/31/2015
Queens Medical Associates        --/--/--         16,064     14%     $  642,594         17%          $40.00      02/28/2016
Thriftway Pharmacy               --/--/--          9,202      8%     $  401,490         10%          $43.63      11/30/2018
JP Morgan Chase                 A+/Aa3/A+          5,041      4%     $  398,978         10%          $79.15      12/31/2019
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                            58,360     52%     $2,223,061         58%          $38.09
===========================================================================================================================
Other Tenants                    Various          36,289     32%     $1,627,357         42%          $44.84        Various
Vacant Space                       NAP            17,487     16%     $        0          0%          $ 0.00          NAP
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           112,136    100%     $3,850,418        100%          $40.68
===========================================================================================================================

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

                           LEASE ROLLOVER SCHEDULE (1)

                                                                             AVERAGE U/W
               # OF                              CUMULATIVE   CUMULATIVE %    BASE RENT
              LEASES    TOTAL SF    % OF TOTAL    TOTAL SF        OF SF         PER SF
   YEAR      EXPIRING   EXPIRING   SF EXPIRING    EXPIRING      EXPIRING      EXPIRING
----------------------------------------------------------------------------------------

  Vacant        --       17,487        16%          17,487         16%              --
   2007         --           --        --           17,487         16%              --
   2008         --           --        --           17,487         16%              --
   2009         --           --        --           17,487         16%              --
   2010         --           --        --           17,487         16%              --
   2011         --           --        --           17,487         16%              --
   2012          1        1,500         1%          18,987         17%          $43.44
   2013          4       13,449        12%          32,436         29%          $43.54
   2014          5       18,940        17%          51,376         46%          $46.28
   2015          1       28,053        25%          79,429         71%          $27.80
   2016          2       18,464        16%          97,893         87%          $40.22
Thereafter       2       14,243        13%         112,136        100%          $56.20
----------------------------------------------------------------------------------------

(1)  The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The Utopia Center Property is managed by Wharton
Realty Group, Inc., an affiliate of the Utopia Center Borrower.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not allowed.

                                       71

                      STATEMENT REGARDING ASSUMPTIONS AS TO
               SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

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